Exhibit 2.1

INDENTURE

among

TELEFÓNICA DEL PERÚ S.A.A.,

as Issuer,

JPMORGAN CHASE BANK, N.A.,

as Trustee, Registrar, New York Paying Agent, Calculation Agent, Authentication and Transfer Agent and Registrar,

and

JPMORGAN CHASE BANK, N.A., London Office,

as London Paying Agent

Initially Relating to 8.000% Senior Notes due April 11, 2016

Dated as of October 11, 2005

Table of Contents
			Page

ARTICLE I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
SECTION	1.01.	Definitions	6
SECTION	1.02.	Construction	15
ARTICLE II
THE NOTES
SECTION	2.01.	Designation	16
SECTION	2.02.	Authentication and Delivery of Notes	16
SECTION	2.03.	Aggregate Amount; Additional Notes	17
SECTION	2.04.	Form of Trustee’s Authentication	18
SECTION	2.05.	Form of the Notes	18
SECTION	2.06.	Maturity of the Notes	19
SECTION	2.07.	Principal and Interest	19
SECTION	2.08.	Record Date	20
SECTION	2.09.	Issuance	20
SECTION	2.10.	Denominations, etc.	20
SECTION	2.11.	Execution of Notes	21
SECTION	2.12.	Registration; Restrictions on Transfer and Exchange	21
SECTION	2.13.	Mutilated, Destroyed, Lost and Stolen Notes	27
SECTION	2.14.	Payments	28
SECTION	2.15.	Payment of Additional Amounts	29
SECTION	2.16.	Persons Deemed Owners, etc.	31
SECTION	2.17.	Cancellation	31
SECTION	2.18.	Allocation of Principal and Interest	32
SECTION	2.19.	ISIN and Common Code Numbers	32
SECTION	2.20.	Noteholder Lists	32
SECTION	2.21.	Payments and Paying Agents	32
ARTICLE III
REDEMPTION
SECTION	3.01.	No General Optional Redemption	33
SECTION	3.02.	Optional Redemption in the Event of Change in Tax Treatment	33
SECTION	3.03.	Notice of Redemption	34
SECTION	3.04.	Deposit of Redemption Price	35
SECTION	3.05.	Notes Payable on Redemption Date	35

SECTION	3.06	Open Market Purchases	35
ARTICLE IV
COVENANTS
SECTION	4.01.	Performance Under the Transaction Documents	36
SECTION	4.02.	Maintenance of Corporate Existence	36
SECTION	4.03.	Maintenance of Properties	36
SECTION	4.04.	Compliance with Laws	36
SECTION	4.05.	Maintenance of Governmental Authorizations	36
SECTION	4.06.	Payments of Taxes and Other Claims	37
SECTION	4.07.	Maintenance of Insurance	37
SECTION	4.08.	Maintenance of Books and Records	37
SECTION	4.09.	Maintenance of Office or Agency	37
SECTION	4.10.	Ranking	37
SECTION	4.11.	Notice of Defaults and Events of Default	37
SECTION	4.12.	Limitation on Liens	38
SECTION	4.13.	Limitations on Sale Leaseback Transactions	39
SECTION	4.14.	Provision of Information	40
ARTICLE V
SECTION	5.01.	Limitation on Consolidation, Merger, Sale or Conveyance	40
SECTION	5.02.	Successor Corporation Substituted	42
ARTICLE VI
EVENTS OF DEFAULT AND REMEDIES
SECTION	6.01.	Events of Default	43
SECTION	6.02.	Acceleration of Maturity; Rescission and Annulment	44
SECTION	6.03.	Delay or Omission Not Waiver	45
SECTION	6.04.	Waiver of Past Defaults	45
SECTION	6.05.	Trustee May File Proofs of Claim; Appointment of Trustee as Attorney-in-Fact in Judicial Proceedings	45
SECTION	6.06.	Trustee May Enforce Claims Without Possession of Notes	46
SECTION	6.07.	Application of Money Collected	46
SECTION	6.08.	Limitation on Suits	46
SECTION	6.09.	Unconditional Right of Noteholders to Receive Principal and Interest and Other Amounts	47
SECTION	6.10.	Restoration of Rights and Remedies	47
SECTION	6.11.	Rights and Remedies Cumulative	48
SECTION	6.12.	Undertaking for Costs	48

ARTICLE VII
CONCERNING THE TRUSTEE AND THE PAYING AGENTS
SECTION	7.01.	Certain Rights and Duties of Trustee and the Paying Agents	48
SECTION	7.02.	Trustee Not Responsible for Recitals, etc	50
SECTION	7.03.	Trustee and Others May Hold Notes	51
SECTION	7.04.	Moneys Held by Trustee or Paying Agents	51
SECTION	7.05.	Compensation of the Trustee and the Paying Agents and Their Lien	52
SECTION	7.06.	Right of Trustee to Rely on Officer’s Certificates and Opinions of Counsel	53
SECTION	7.07.	Persons Eligible for Appointment as Trustee	53
SECTION	7.08.	Resignation and Removal of Trustee; Appointment of Successor	53
SECTION	7.09.	Acceptance of Appointment by Successor Trustee	54
SECTION	7.10.	Merger, Conversion or Consolidation of Trustee	55
SECTION	7.11.	Maintenance of Offices and Agencies	55
SECTION	7.12.	Trustee Risk	57
SECTION	7.13.	Appointment of Co-Trustee	57
SECTION	7.14.	Knowledge of Default	59
ARTICLE VIII
CONCERNING THE NOTEHOLDERS
SECTION	8.01.	Acts of Noteholders	59
SECTION	8.02.	Notes Owned by Issuer and Affiliates Deemed Not Outstanding	60
ARTICLE IX
NOTEHOLDERS’ MEETINGS
SECTION	9.01.	Purposes for Which Noteholders’ Meetings May Be Called	61
SECTION	9.02.	Trustee, Issuer and Noteholders May Call Meeting	61
SECTION	9.03.	Persons Entitled to Vote at Meeting	61
SECTION	9.04.	Determination of Voting Rights; Conduct and Adjournment of Meeting	61
SECTION	9.05.	Counting Votes and Recording Action of Meeting	62
ARTICLE X
SUPPLEMENTAL INDENTURES
SECTION	10.01.	Supplemental Indenture with Consent of Noteholders	63
SECTION	10.02.	Supplemental Indentures Without Consent of Noteholders	64
SECTION	10.03.	Execution of Supplemental Indentures	64
SECTION	10.04.	Effect of Supplemental Indentures	65
SECTION	10.05.	Reference in Notes to Supplemental Indentures	65

ARTICLE XI
SATISFACTION AND DISCHARGE
SECTION	11.01.	Satisfaction and Discharge of Notes	65
SECTION	11.02.	Satisfaction and Discharge of Indenture	66
SECTION	11.03.	Application of Trust Money	67
ARTICLE XII
DEFEASANCE
SECTION	12.01.	Issuer’s Option to Effect Defeasance or Covenant Defeasance	67
SECTION	12.02.	Defeasance and Discharge	67
SECTION	12.03.	Covenant Defeasance	67
SECTION	12.04.	Conditions to Defeasance or Covenant Defeasance	68
SECTION	12.05.	Deposited Money to Be Held in Trust; Other Miscellaneous Provisions	69
SECTION	12.06.	Reinstatement	69
ARTICLE XIII
MISCELLANEOUS
SECTION	13.01.	Compliance Certificates and Opinions	70
SECTION	13.02.	Form of Documents Delivered to Trustee	71
SECTION	13.03	Notices, etc. to Trustee	71
SECTION	13.04.	Notices to Noteholders; Waiver	72
SECTION	13.05.	Effect of Headings and Table of Contents	72
SECTION	13.06.	Successors and Assigns	72
SECTION	13.07.	Severability Clause	73
SECTION	13.08.	Benefits of Indenture	73
SECTION	13.09.	Legal Holidays	73
SECTION	13.10.	Currency Rate Indemnity	73
SECTION	13.11.	Governing Law	73
SECTION	13.12.	Waiver of Jury Trial	73
SECTION	13.13.	Waiver of Immunity	74
SECTION	13.14.	Submission to Jurisdiction, etc.	74
SECTION	13.15.	Execution in Counterparts	75
SECTION	13.16.	Entire Agreement	75

EXHIBIT A	Form of Global Note

EXHIBIT B	Form of Authentication and Delivery Order

EXHIBIT C	Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S

EXHIBIT D	Form of Transfer Certificate for Transfer to Qualified Institutional Buyers (QIBs)

     INDENTURE (the “Indenture”) dated as of October 11, 2005 between Telefónica del Perú S.A.A. (the “Issuer”), a sociedad anónima abierta organized and existing under the laws of the Republic of Peru (“Peru”), JPMorgan Chase Bank, N.A., a national banking association, as Trustee (the “Trustee”), Paying Agent in New York (the “New York Paying Agent”), Calculation Agent (the “Calculation Agent”), Authentication and Transfer Agent (“Authentication and Transfer Agent”) and Registrar (“Registrar” or “Note Registrar”), and JPMorgan Chase Bank, N.A., London Office, as Paying Agent in London (the “London Paying Agent”).

W I T N E S S E T H:

     WHEREAS, the Issuer has duly authorized the issuance of its notes in such principal amount or amounts as may from time to time be authorized in accordance with this Indenture and is, on the date hereof, issuing S/.754,050,000 of its 8.000% Senior Notes due April 11, 2016 under this Indenture (the “Notes”);

     WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Notes and the authentication and delivery thereof by the Trustee;

     WHEREAS, all things necessary have been done to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee as provided in this Indenture, the valid, binding and legal obligations of the Issuer; and

     WHEREAS, each of the parties hereto is entering into this Indenture for the benefit of the other parties hereto and for the equal and ratable benefit of the holders of the Notes;

     NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     SECTION 1.01. Definitions. The following capitalized terms shall have the meanings set forth below:

     “Act”, when used with respect to any Noteholder, has the meaning set forth in Section 8.01.

     “Additional Amounts” has the meaning set forth in Section 2.15(a).

     “Additional Notes” has the meaning set forth in Section 2.03(b).

     “Affiliate”, with respect to any Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person; it being understood that for purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person shall mean the possession, direct or indirect, of the power to vote 10% or more of the equity or similar voting interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of such interests, by contract or otherwise.

     “Alternative Rate” has the meaning set forth in the definition of Representative Market Rate.

     “Applicable Procedures” has the meaning set forth in Section 2.12(e)(ii).

     “Attributable Debt” means, with respect to any Sale Leaseback Transaction, the lesser of (1) the fair market value of the asset subject to such transaction and (2) the present value, discounted at a rate set forth in this Indenture or one or more supplemental indentures thereto, of the obligations of the lessee for net rental payments (excluding amounts on account of maintenance and repairs, insurance, taxes, assessments and similar charges and contingent rents) during the term of the lease.

     “Authentication and Transfer Agent” has the meaning set forth in the preamble to this Indenture.

     “Authorized Agent” means any Paying Agent, Authenticating Agent, Calculation Agent or Note Registrar or other agent appointed by the Issuer and/or the Trustee in accordance with this Indenture to perform any function that this Indenture authorizes the Trustee or such agent to perform.

     “Authorized Officer” means any officer of the Trustee or any other individual who shall be duly authorized by appropriate corporate action on the part of the Trustee to authenticate Notes.

     “Authorized Representative” of the Issuer or any other Person means the person or persons authorized to act on behalf of such entity by its chief executive officer, president, chief operating officer, chief financial officer or any vice president or its Board of Directors or any other governing body of such entity.

     “Average Representative Market Rate” means, for any Rate Calculation Date, the average of the Representative Market Rates for each Business Day in the tenth Business Day period ending on that Rate Calculation Date.

     “Bankruptcy Law” means (i) Title 11, United States Code or any similar U.S. federal or state law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors, (ii) the Peruvian Bankruptcy Law or any similar Peruvian federal or state law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors and (iii) any other similar federal or local law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors in any other applicable jurisdiction, now or hereinafter in effect.

     “Board of Directors”, when used with respect to a corporation, means either the board of directors of such corporation or any committee of that board duly authorized to act for it, and when used with respect to a limited liability company, partnership or other entity other than a corporation, any Person or body authorized by the organizational documents or by the voting equity owners of such entity to act for them, including, in the case of a Peruvian corporation (sociedad anónima abierta), such corporation’s directorio.

     “Board Resolution” means, when used with respect to a corporation or a Peruvian sociedad anónima abierta, a copy of a resolution certified by the secretary or an assistant secretary of such corporation or other entity to have been adopted by the Board of Directors of such corporation or other entity and to be in full force and effect on the date of such certification.

     “Business Day” means a day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open, or not authorized to close, in The City of New York or London; provided, however, that solely for the purposes of determining the Average Representative Market Rate, “Business Day” means a day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open, or not authorized to close, in Lima, Peru.

     “Clearstream” means Clearstream Banking, société anonyme and its successors.

     “Closing Date” means October 11, 2005, being the date that the Notes are issued hereunder, representing the initial issuance under this Indenture.

     “CNC” means the Consejo Normativo de Contabilidad.

     “Common Depositary” means a depositary common to Euroclear and Clearstream, being initially JPMorgan Chase Bank, N.A. until a successor Common Depositary, if any, shall have become such pursuant to this Indenture, and thereafter Common Depositary shall mean or include each Person who is then a Common Depositary hereunder.

     “Consolidated Net Tangible Assets” means total consolidated assets less (a) all current liabilities, (b) all goodwill, (c) all trade names, trademarks, patents and other intellectual property assets and (d) all licenses, each as set forth on our most recent consolidated balance sheet and computed in accordance with Peruvian GAAP.

     “Corporate Trust Office” means the principal office of the Trustee or Note Registrar at which the corporate trust business of the Trustee or Note Registrar, as the case may be, shall at any particular time be principally administered, which at the time of the execution of this Indenture is, in each case, located at 4 New York Plaza, 15th Floor, New York, NY 10004.

     “Custodian” has the meaning set forth in Section 2.05(c).

     “Default” means the occurrence of any Event of Default or an event which with the passage of time or notice may become an Event of Default.

     “Default Rate” has the meaning set forth in Section 2.07(c).

     “Defeasance” has the meaning set forth in Section 12.02.

     “Distribution Compliance Period” means, with regard to Notes offered and sold in their initial distribution outside the United States in reliance on Regulation S, the period of 40 consecutive days beginning on the later of (a) the date on which the Notes are first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S (according to a written notice to the Trustee by the initial purchasers thereof) and (b) the date on which the Notes are initially issued, authenticated and sold.

     “Early Tax Redemption” has the meaning set forth in Section 3.02(a).

     “Early Tax Redemption Date” has the meaning set forth in Section 3.02(b).

     “Early Tax Redemption Price” has the meaning set forth in Section 3.02(b).

     “Environmental Laws” means all applicable federal, state and local statues, rules, regulations, ordinances, orders, decrees and common law, including any of the foregoing in any foreign jurisdiction, relating in any manner to contamination, pollution or protection of human health or the environment.

     “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, N.V. and its successors.

     “Event of Default” has the meaning set forth in Section 6.01.

     “Excess Tax Amount” has the meaning set forth in Section 3.02(a).

     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended and in effect from time to time.

     “Fitch” means Fitch Ratings and its successors.

     “Global Notes” means the Rule 144A Global Note and the Regulation S Global Note.

     “Governmental Approval” means any concession, authorization, consent, approval, license, franchise, permit, certification, waiver, exemption, filing or registration by or with any Governmental Authority.

     “Governmental Authority” means any regulatory, administrative or other legal body, any court, tribunal or authority or any public legal entity or public agency of Peru or the United States of America or any other jurisdiction whether created by federal, state, provincial, municipal or local government, or any other legal entity now existing or hereafter created, or now or hereafter controlled, directly or indirectly, by any public legal entity or public agency of any of the foregoing (including, without limitation, the Peruvian Ministry of Transport and Communications (Ministerio de Transportes y Comunicaciones), the Central Bank of Peru (Banco Central de Reserva del Peru) and the Peruvian Securities and Exchange Commission (Comisión Nacional Supervisora de Empresas y Valores).

     “Grace Period” means, in respect of each Payment Date, the thirty (30) calendar days grace period for the payment of interest specified in Section 6.01(b) hereto.

     “Incur” or “Incurred” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or capital stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary; provided further that in the case of Indebtedness issued or sold at a discount, the amount of such Indebtedness Incurred shall at all times be the aggregate principal amount, at the stated maturity of such Indebtedness.

     “Indebtedness” means, with respect to any Person, any obligation, or the guarantee of any obligation, for the payment or repayment of money borrowed or otherwise evidenced by debentures, notes, bonds or similar instruments or any other obligation that would appear or be treated as indebtedness upon a balance sheet if such Person prepared it in accordance with Peruvian GAAP.

     “Indenture” has the meaning set forth in the preamble to this Indenture.

     “Interest Payment Date” has the meaning set forth in Section 2.07(b).

     “Interest Period” means the period beginning on an Interest Payment Date and ending on the day before the next Interest Payment Date, except in the case of the first Interest Period, which shall commence on the date hereof and end on April 11, 2016.

     “Issuer” has the meaning set forth in the preamble to this Indenture.

     “Issuer Order” means a written request or order signed in the name of the Issuer by one or more of its Authorized Representatives and, in the case of an Issuer Order given pursuant to Section 2.02, substantially in the form of Exhibit B.

     “Law” means any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, certificate, holding or injunction, enforceable at law or in equity, along with the interpretation and administration thereof by any Governmental Authority charged with the interpretation or administration thereof.

     “Legend” has the meaning set forth in Section 2.12(k).

     “Lien” means any mortgage, charge, pledge, lien, hypothecation, security interest or other encumbrance, including, without limitation, any equivalent of the foregoing created under the laws of Peru or any other jurisdiction.

     “LSE” means the London Stock Exchange plc.

     “Majority Noteholders” means the Noteholders of more than 50% in aggregate principal amount of the Notes then Outstanding at any time.

     “Material Adverse Effect” means a material adverse effect on (a) the condition (financial or otherwise) or results of operation the Issuer and its Subsidiaries, taken as a whole, or (b) the rights of the Noteholders under this Indenture and the Notes.

     “Material Subsidiary” means, in respect of the Issuer, a “significant subsidiary” as such term is defined in Rule 1-02 of Regulation S-X.

     “New York Paying Agent” means the Person named as New York Paying Agent in the preamble to this Indenture and its successors and assigns.

     “Non-U.S. Person” means any Person who is not a “U.S. Person” as defined in Regulation S under the Securities Act.

     “Noteholder” means a Person in whose name a Note is registered in the Note Register.

     “Note Rate” means, for any Interest Period, a rate per annum equal to that set forth in Section 2.07(b) hereof.

     “Note Register” has the meaning set forth in Section 2.12.

     “Note Registrar” means any Person acting as Note Registrar pursuant to Section 2.12(a).

     “Notes” has the meaning set forth in the preamble to this Indenture.

     “Officer’s Certificate” means, unless otherwise specified, a certificate of an Authorized Representative of the Issuer in compliance with the requirements of Section 12.01; provided that if such Officers’ Certificate is being delivered pursuant to Section 4.12 hereof, such officer shall be the principal executive, financial or accounting officer of the Issuer.

     “OID” means original issue discount for U.S. federal income tax purposes.

     “Opinion of Counsel” means a written opinion of counsel in compliance with the requirements of Section 12.01 hereof from any Person either expressly referred to herein or otherwise reasonably satisfactory to the Trustee which may include, without limitation, counsel for the Issuer, whether or not such counsel is an employee of the Issuer, as applicable.

     “Outstanding”, when used with respect to Notes or any principal amount thereof, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

      (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

      (ii) Notes for which redemption money in the necessary amount has been theretofore deposited in trust with the Trustee; provided that if such Notes are to be redeemed prior to the maturity thereof, notice of such redemption has been duly given pursuant to Article III or provision therefor satisfactory to the Trustee has been made;

      (iii) Notes or portions thereof deemed to have been paid within the meaning of Section 11.01;

      (v) Notes which have been paid pursuant to Section 2.14 or that have been exchanged for other Notes or Notes in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture other than any Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a Protected Purchaser in whose hands such Notes constitute valid obligations of the Issuer;

provided, however, that, in determining whether the Noteholders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer or any of its Subsidiaries or Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Notes and that the pledgee is not the Issuer or a Subsidiary thereof or any Affiliate of the Issuer or any Subsidiary thereof.

     “Payment Dates” means the Principal Payment Dates and the Interest Payment Dates.

     “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any nation or government, any state, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     “Peruvian Bankruptcy Law” means Ley General del Sistema Concursal, Ley No. 27,809.

     “Peruvian GAAP” means the generally accepted accounting principles in Peru, which are based on the International Accounting Standards (IAS) authorized by the CNC.

     “Place of Payment,” when used with respect to the Notes, means the office or agency of the Trustee maintained pursuant to Section 7.11 and such other place or places, if any, where the principal of and interest on the Notes are payable as specified herein.

     “Predecessor Notes,” with respect to any particular Note, means any previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; for the purposes of this definition, any Note authenticated and delivered under Section 2.13 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

     “Principal Payment Date” has the meaning set forth in Section 2.07(a).

     “Principal Property” means any buildings and telecommunications installations, including exchanges of various sizes, transmission equipment, cable networks and equipment for radio communications, located within Peru, of the Issuer or any Material Subsidiary, owned today or hereinafter acquired, except any such property that is not of material importance to the total business conducted by the Issuer or its Subsidiaries taken as a whole.

     “Process Agent” has the meaning set forth in Section 12.14(b).

     “Protected Purchaser” has the meaning set forth in Article 8 of the Uniform Commercial Code in effect on the date hereof in New York.

     “QIB” means a qualified institutional buyer as defined in Rule 144A under the Securities Act.

     “Rating Agency” means Fitch.

     “Rate Calculation Date” means the third Business Day preceding each Interest Payment Date or Principal Payment Date.

     “Record Date” means, with respect to any payment to be made on a Payment Date, the Business Day that is (15) fifteen days prior to such Payment Date.

     “Reference Banks” has the meaning set forth in the definition of Representative Market Rate.

     “Regulation S” means Regulation S promulgated under the Securities Act, as amended and in effect from time to time.

     “Regulation S Global Note” has the meaning set forth in Section 2.05(b).

     “Regulation S Note” means a Note, including a Regulation S Global Note, required to bear the Restrictive Legend applicable to Regulation S Notes provided for in Exhibit A.

     “Representative Market Rate” means the nuevos soles/U.S. dollar fixing rate (mid market last), expressed as the amount of nuevos soles per one U.S. dollar, for settlement on that day which appears on the Reuters Screen PDSC, indicated in the Interbancario column in the 11:00 A.M. row. If such a rate is not available, then the Representative Market Rate shall be determined by the Calculation Agent by calculating the arithmetic mean of the bid and offer rate for U.S. dollars, expressed as the amount of nuevos soles per one U.S. dollar reported by the Banco Central de Reservas del Perú (http://www.bcrp.gob.pe) under the section “Tipo de Cambio DATATEC” at 11:00 A.M., Lima time. If such a rate is not available , then the Representative Market Rate shall be determined by the Calculation Agent by polling Banco de Crédito del Perú, Banco Continental, Banco Wiese Sudameris, Citibank del Perú S.A. and Banco Internacional del Perú – INTERBANK, located in Lima, Peru, (collectively, the “Reference Banks”) at 1:00 P.M. Lima time, for the mid market rate for U.S. dollars, expressed as the amount of nuevos soles per one U.S. dollar exchange rate for the professional market, by taking the arithmetic mean of the polled exchange rates (such mean, the “Alternative Rate”). In the event that any of the Reference Banks cease to operate in Lima, they shall be replaced by the Calculation Agent, for the purpose of determining the Alternative Rate, with local banks having similar characteristics. If fewer than two such quotations are provided as requested and the Calculation Agent determines in its sole discretion there are no suitable replacement reference banks, which are prepared to provide a quote, the Calculation Agent, in consultation with the Issuer, shall calculate the applicable rate in a manner that it deems commercially reasonable, and shall provide the Issuer with evidence of such calculation.

     “Responsible Officer”, when used with respect to the Trustee, means any officer in the Corporate Trust Office (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture, or to whom any corporate trust matter is referred because of his knowledge and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     “Restrictive Legend” means the legends required by the form of Note attached hereto as Exhibit A.

     “Restricted Note” means a Note, including a Rule 144A Global Note, required to bear the Restrictive Legend applicable to Restricted Notes provided for in Exhibit A.

     “Rule 144” means Rule 144 promulgated under the Securities Act, as amended and in effect from time to time.

     “Rule 144A” means Rule 144A promulgated under the Securities Act, as amended and in effect from time to time.

     “Rule 144A Global Note” has the meaning set forth in Section 2.05(a) hereof.

     “Sale Leaseback Transaction” means any arrangement with a bank, insurance company, or other lender or investor that provides for the leasing by the Issuer or any Material Subsidiary of the Issuer for an initial term of three years or more of any property, whether now owned or hereafter acquired, that is to be sold or transferred by the Issuer or any Material Subsidiary of the Issuer for a sale price of U.S.$1,000,000 (or the equivalent thereof in other currencies) or more.

     “Securities Act” means the United States Securities Act of 1933, as amended.

     “Security Entitlement” means the rights and property interests of an account holder against its securities intermediary under applicable law in or with respect to a security, including any ownership, co-ownership, contractual or other rights.

     “SEC” means the United States Securities and Exchange Commission.

     “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

     “Subsidiary” means, as to any Person, a corporation, company, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors (or similar governing body) of such corporation, company, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references to a “Subsidiary” or to “Subsidiaries” in this Indenture shall refer to a Subsidiary or Subsidiaries of the Issuer.

     “Successor Company” has the meaning set forth in Section 5.01.

     “Tax” and “Taxes” has the meaning set forth in Section 2.15(a).

     “Transparency Directive” means the Directive of the European Parliament and of the Council on the harmonization of transparency requirements with regard to information about issuers whose securities are admitted to trading on a regulated market in the European Union (2003/0045(COD)).

     “Transaction Documents” means, collectively, this Indenture and the Notes.

      “Trust Indenture Act” means the United States Trust Indenture Act of 1939, as amended.

     “Trustee” means the Person named as the “Trustee” in the preamble to this Indenture and its successors and assigns.

     “United States” or “U.S.” means the United States of America.

     SECTION 1.02. Construction. For all purposes of the Transaction Documents or any other instrument or agreement that incorporates provisions of the Transaction Documents by reference), except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

     (b) except as otherwise expressly provided herein, (i) all accounting terms used herein shall be interpreted, (ii) all financial statements and all certificates and reports as to financial matters required to be delivered to the Trustee hereunder shall be prepared and (iii) all calculations made for the purposes of determining compliance with this Indenture shall (except as otherwise expressly provided herein) be made in accordance with, or by application of, Peruvian GAAP;

     (c) unless otherwise specified, all references in this Indenture (including the Exhibits hereto) to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture;

     (d) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

     (e) unless the context clearly indicates otherwise, pronouns having a masculine or feminine gender shall be deemed to include the other;

     (f) unless otherwise expressly specified, any agreement, contract, instrument or document defined or referred to herein shall mean such agreement, contract, instrument or document as in effect as of the date hereof, as the same may thereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture and the other Transaction Documents and shall include any agreement, contract, instrument or document in substitution or replacement of any of the foregoing entered into in accordance with the terms of this Indenture and the other Transaction Documents;

     (g) any reference to any Person shall include its permitted successors and assigns in accordance with the terms of this Indenture and the other Transaction Documents including, in the case of any Governmental Authority, any Person succeeding to its functions and capacities; and

     (h) unless the context clearly requires otherwise, references to “Law” or to any particular Law shall include Laws or such particular Law as in effect at each, every and any of the times in question, including any amendments, replacements, supplements, extensions, modifications, consolidations, restatements, revisions or reenactments thereto or thereof, and whether or not in effect at the date of this Indenture.

ARTICLE II

THE NOTES

     SECTION 2.01. Designation. (a) There is hereby created a series of “8.000% Senior Notes due 2016” in the aggregate principal amount of S/.754,050,000 which are to be issued pursuant to this Indenture.

     (b) Each Note shall constitute Indebtedness of the Issuer payable out of the Issuer’s general assets and properties. The Notes will be general unsecured and unsubordinated obligations of the Issuer and will rank pari passu amongst themselves and equal in right of payment with all other unsecured and unsubordinated obligations of the Issuer that are not, by their terms, expressly subordinated in right of payment to the Notes.

     SECTION 2.02. Authentication and Delivery of Notes. (a) Any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, and the Trustee shall thereupon authenticate and make available for delivery such Notes in accordance with such Issuer Order, without any further action by the Issuer.

     (b) No Note shall be secured by or entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication, in the form provided for in Section 2.04 hereof, executed by the Trustee by the manual signature of any Authorized Officer, and such certificate upon any Notes shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered thereunder.

     (c) The Trustee shall have the right to decline to authenticate and deliver the Notes under this Section 2.02 if the Trustee, after receipt of an Opinion of Counsel, determines that such action may not lawfully be taken by the Issuer or the Trustee or if the Trustee in good faith by its Board of Directors, board of trustees, executive committee, a trust committee of directors or trustees or Responsible Officer shall determine that such action does not comply with the provisions of this Indenture or any document or instrument delivered in connection herewith, or could expose the Trustee to personal liability. Prior to the authentication and delivery of the Notes, the Trustee shall also receive such other funds, accounts, documents, certificates, instruments or opinions as may be required hereunder.

     (d) Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued or sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.17 together with a written statement (which need not comply with Section 12.02 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued or sold by the Issuer, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never have been or be entitled to the benefits hereof.

     SECTION 2.03. Aggregate Amount; Additional Notes. (a) The aggregate principal amount of the Notes that may be authenticated and delivered under this Indenture is unlimited.

     (b) Additional notes of the same series as the Notes (such additional notes being “Additional Notes”) may be issued from time to time under this Indenture so long as, on the date of issuance of such Additional Notes: (i) the requirements of Section 2.02 have been complied with, (ii) no Default or Event of Default shall have occurred and then be continuing or shall occur as a result of the issuance of such Additional Notes, (iii) such Additional Notes shall rank pari passu with the Notes referred to in Section 2.01 and shall have equivalent terms and benefits as the Notes and shall be part of the same series as the Notes, (iv) the Rating Agency, if any, shall have confirmed to the Trustee in writing, prior to the issuance of such Additional Notes, that the issuance of such Additional Notes will not result in a lowering or a withdrawal of the rating of the Notes in effect immediately prior to any such issuance, (vi) the Issuer and the Trustee shall have executed and delivered a supplemental indenture to this Indenture providing for the issuance of such Additional Notes and reflecting such amendments to this Indenture as may be required to reflect the increase in aggregate principal amount of the Notes resulting from the issuance of such Additional Notes, and (vii) the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel to the effect that all conditions precedent set forth in this Section 2.03(b) have been satisfied.

     (c) All Additional Notes issued hereunder will, when issued, be considered Notes for all purposes hereunder and will be subject to and take benefit of all the terms, conditions and provisions of this Indenture.

     (d) Notwithstanding anything to the contrary, Additional Notes may be issued with OID.

     SECTION 2.04. Form of Trustee’s Authentication. The Trustee’s certificate of authentication on all Notes shall be in substantially the following form:

“This Note is one of the Notes referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK, N.A.,

as Trustee

By: _________________________
Authorized Officer”

     SECTION 2.05. Form of the Notes. (a) Notes offered and sold in reliance on Rule 144A will be initially represented by one or more permanent Global Notes, without interest coupons, (in substantially the form of Exhibit A) in definitive, fully registered book-entry form (collectively, the “Rule 144A Global Note”) which will be deposited upon issuance with the Common Depositary for Euroclear and Clearstream, and registered in the name of the Common Depositary or its nominee, in each case for credit to an account of a direct or indirect participant in Euroclear or Clearstream as described below. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Registrar and the Common Depositary as hereinafter provided.

     (b) Notes offered and sold in reliance on Regulation S will be initially represented by one or more permanent Global Notes without interest coupons (in substantially the form of Exhibit A) in definitive, fully registered book-entry form (collectively, the “Regulation S Global Note”) which will be deposited upon issuance with the Common Depositary for Euroclear and Clearstream, and registered in the name of the Common Depositary or its nominee, in each case for credit to an account of a direct or indirect participant in Euroclear or Clearstream as described below. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Registrar and the Common Depositary as hereinafter provided.

     (c) The Notes shall be in registered form and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed, engraved, typewritten or photocopied thereon as may be required to comply with the rules of any securities exchange upon which the Notes are to be listed, if any, or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Board of Directors of the Issuer or by the Authorized Representative executing such Notes, such determination by said Authorized Representative to be evidenced by its signing the Notes.

     (d) The Notes may be issued in the form of (i) definitive Notes under the circumstances described in Sections 2.12(c) and (d) hereto or (ii) one or more Global Notes. Notes issued in definitive form shall be registered in the name or names of such Persons and for the principal amounts as the Issuer may request. The Issuer initially appoints the Common Depositary to act as depositary for the Global Notes. Notes issued in the form of a Global Note shall be registered in the name of the Common Depositary or its nominee. In the event any of the Notes are issued in a transaction under Rule 144A of the Securities Act, any such Person shall purchase such Notes in transactions complying with Rule 144A under the Securities Act. The Trustee, as custodian (“Custodian”), will act as custodian of each Global Note for the Common Depositary or appoint a sub-custodian to act in such capacity. So long as the Common Depositary or its nominee is the registered owner of the Global Note, it shall be considered the holder of the Notes represented thereby for all purposes hereunder and under the Global Note. None of the Issuer, the Trustee, any Paying Agent shall have any responsibility or liability for any aspect of the records relating to or payments made by the Common Depositary, or its nominee, on account of beneficial interests in the Global Note. Interests in the Global Note shall be transferred on the Common Depositary’s book-entry settlement system.

     (e) At such time as all beneficial interests in a particular Global Note have been exchanged for Notes in definitive form or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.17. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or in the form of Notes in definitive form, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Common Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Common Depositary at the direction of the Trustee to reflect such increase.

     (f) The forms of Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistent herewith, be applicable thereto or determined by officers of the Issuer executing such Notes, as evidenced by their execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. If the Notes conflict or are inconsistent with the provisions of the Indenture, then this Indenture shall control.

     SECTION 2.06. Maturity of the Notes. The Notes shall mature on April 11, 2016 (the “Maturity Date”).

     SECTION 2.07. Principal and Interest. (a) Principal payments on the Notes will be payable semiannually in equal installments on April 11 and October 11 (or if such date is not a Business Day, the next succeeding Business Day following such day), commencing on October

11, 2013 and ending on the Maturity Date (each a “Principal Payment Date”) to the Person in whose name a Note is registered at the close of business on the relevant Record Date.

     (b) Interest shall accrue on the Notes at the rate of 8.000% per annum for each Interest Period (the “Note Rate”). All interest shall be paid by the Issuer to the Principal Paying Agent and distributed by the Principal Paying Agent in accordance with this Indenture semiannually in arrears on the aggregate principal amount outstanding on April 11 and October 11 of each year (or if such date is not a Business Day, the next succeeding Business Day following such day) during which any portion of the Notes shall be Outstanding (each, an “Interest Payment Date”), commencing on April 11, 2006, to the Person in whose name a Note is registered at the close of business on the relevant Record Date. Interest shall be calculated based on a 360-day year of twelve 30-day months. Notwithstanding anything herein to the contrary, to the extent that the Issuer does not pay interest on any Payment Date, interest shall accrue (during the Grace Period, and so long as no Event of Default has occurred and is continuing) on the amount of interest due on such Payment Date at a rate equal to the Note Rate.

     (c) Upon the occurrence and during the continuation of an Event of Default under Sections 6.01(a) and (b), (i) interest shall accrue on the Notes at a rate equal to the Note Rate (the “Default Rate”) and (ii) after giving effect to any applicable Grace Period, to the fullest extent permitted by law, interest shall accrue on the amount of any principal interest, fee, Additional Amounts, or other amount payable under this Indenture and the Notes that is not paid when due, from the date such amount was due until such amount shall be paid in full, excluding the date of payment, at a rate equal to the Default Rate.

     (d) The Issuer will pay all amounts with respect to the principal of and interest on the Notes in U.S. dollars, as calculated by the Calculation Agent by translating the nuevos soles amount into U.S. dollars at the Average Representative Market Rate on the applicable Rate Calculation Date.

     (e) The Calculation Agent shall exercise due care to determine the principal of and interest on the Notes and shall communicate the same to the Issuer, the Trustee, Euroclear, Clearstream, any Paying Agent and, as long as the Notes are listed on the LSE, the LSE, in writing as soon as practicable after such determination.

     SECTION 2.08. Record Date. The Trustee may treat the Person in whose name any Note is registered on the applicable Record Date as the Noteholder for all purposes under this Indenture.

     SECTION 2.09. Issuance. The Notes shall be issued only in a transaction exempt from registration under the Securities Act to (a) Persons and entities that are “qualified institutional buyers” pursuant to Rule 144A under the Securities Act, and (b) other permitted Persons or entities pursuant to Regulation S under the Securities Act. The Notes shall be subject to restrictions on transfer and resale as provided in Section 2.12 hereof.

     SECTION 2.10. Denominations, etc. All Notes will be issued only in full registered form, without coupons and as otherwise provided herein. All Notes will be issued only in denominations of nuevos soles equal to S/.330,000 and integral multiples of S/.100 in excess thereof.

     SECTION 2.11. Execution of Notes. (a) The Notes shall be executed on behalf of the Issuer by one or more of its Authorized Representatives. The signature of any such officers on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     (b) Pending the preparation of definitive Notes as contemplated in Section 2.12, the Issuer may execute, and upon receipt of an Issuer Order, the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Authorized Representatives executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

     (c) Following the issuance of temporary Notes, the Issuer will cause definitive Notes to be prepared without unreasonable delay. The definitive Notes shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable securities exchange, all as determined by the Authorized Representatives executing such definitive Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency maintained by the Issuer for such purpose pursuant to Section 7.11, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Trustee shall authenticate and deliver, in exchange therefor the same aggregate principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

     SECTION 2.12. Registration; Restrictions on Transfer and Exchange. (a) The Issuer shall cause to be kept at the Corporate Trust Office of the Note Registrar a register, which, subject to such reasonable regulations as the Issuer may prescribe, shall provide for the registration of Notes and for the registration of transfers and exchanges of Notes. This register and, if there shall be more than one Note Registrar, the combined registers maintained by all such note registrars, are herein sometimes referred to as the “Note Register”. The Trustee is hereby appointed the initial Note Registrar for the purpose of registering Notes and transfers and exchanges of Notes as herein provided. Upon any resignation or removal of the Note Registrar, the Issuer shall promptly appoint a successor, or in the absence of such appointment, assume the duties of such Note Registrar. The Issuer may appoint one or more co-registrars.

     (b) If a Person other than the Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Trustee prompt written notice of the appointment of a Note Registrar and of the location, and any change in the location of the Note Register, and the Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon such Note Register as to the names and addresses of the Noteholders and the principal amounts and numbers of such Notes.

     (c) Any Global Note deposited with the Common Depositary shall be exchanged for definitive Notes, without coupons, and delivered to and registered in the name of Persons named by the Common Depositary, rather than to the nominee for the Common Depositary, if (i) the Issuer advises the Trustee in writing that the Common Depositary is no longer willing or able to discharge properly its responsibilities as Common Depositary with respect to the Notes and the Issuer is unable to appoint a qualified successor within 90 calendar days, or that the Common Depositary has ceased to be a clearing agency registered under the Exchange Act, (ii) the Issuer, at its option, elects to terminate the book-entry system through the Common Depositary with respect to the Notes and cause the issuance of certificated Notes or (iii) after the occurrence and continuation of an Event of Default, a Noteholder requests the Trustee through the Common Depositary in writing to have such Noteholder’s interest in a Global Note exchanged for definitive Notes; provided that in no event shall a Global Note be exchanged for Notes in definitive form prior to the expiration of the Distribution Compliance Period.

     (d) Upon the occurrence of any of the events in clauses (i) or (ii) of the preceding paragraph, the Trustee shall, by forwarding any notice received from the Issuer to the Common Depositary, be deemed to have notified all Persons who hold a beneficial interest in the Global Note through participants in the Common Depositary or indirect participants through participants in the Common Depositary of the availability of certificated Notes. Any Global Note that is transferable to the beneficial owners thereof pursuant to Section 2.12(c) shall be surrendered by the Common Depositary to the Note Registrar, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of certificated Notes of authorized denominations. Any portion of a Global Note transferred pursuant to Section 2.12(c) and this Section 2.12(d) shall be executed, authenticated and delivered only in the denominations specified in the form of Note and registered in such names as the Common Depositary shall direct in writing. Any certificated Note delivered in exchange for an interest in the Rule 144A Global Note shall bear the legend regarding transfer restrictions applicable to the Rule 144A Global Note set forth on the form of Note attached as Exhibit A hereto. Any Note delivered in exchange for an interest in the Regulation S Global Note shall bear the legend regarding transfer restrictions applicable to the Regulation S Global Note set forth on the form of Note attached as Exhibit A hereto. In the event of the occurrence of any of the events specified in Section 2.12(c), the Issuer will promptly make available to the Trustee a reasonable supply of Notes in certificated, fully registered form without interest coupons.

     (e) Notwithstanding any provisions to the contrary herein, so long as any Global Note remains outstanding and is held by or on behalf of the Common Depositary, transfers of such Global Note, in whole or in part, shall only be made in accordance with Section 2.12(d) and this Section 2.12(e) under the following terms and conditions:

(i) Subject to this Section 2.12(e) and Section 2.12(d), transfers of a Global Note shall be limited to transfers of such Global Note in whole, or in part,

to nominees of the Common Depositary or to a successor of the Common Depositary or such successor’s nominee.

     (ii) Transfers of beneficial interests in Global Notes may be affected only through the book-entry system maintained by the Common Depositary in compliance with applicable rules and procedures of Euroclear and Clearstream, in each case to the extent applicable to such transaction and in effect from time to time (the “Applicable Procedures”).

     (iii) In the event that a Global Note is exchanged for Notes in certificated registered form without interest coupons pursuant to Section 2.12(d) hereof, such Notes may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions of clause (iv) below and as may be from time to time adopted by the Issuer and the Trustee.

     (iv) If the owner of a beneficial interest in a Rule 144A Global Note wishes at any time to transfer such interest (or portion thereof) to a Non-U.S. Person pursuant to Regulation S who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such transfer may be effected only (A) upon receipt by the Note Registrar of:

     (1) an order given by the Common Depositary or its Authorized Representative directing the Note Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Note equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred, and

     (2) a certificate in the form of Exhibit C duly executed by the transferor, or his attorney duly authorized in writing,

and (B) subject to the Applicable Procedures, the Note Registrar shall increase the Regulation S Global Note and decrease the Rule 144A Global Note by such amount in accordance with the foregoing. Any beneficial interest in the Rule 144A Global Note that is transferred to a Person that takes delivery in the form of a beneficial interest in the Regulation S Global Note will, upon transfer, cease to be an interest in the Rule 144A Global Note and will become an interest in the Regulation S Global Note subject to all transfer restrictions and other procedures applicable to beneficial interests in the Regulation S Global Note.

     (v) If the owner of an interest in a Regulation S Global Note wishes at any time to transfer such interest (or any portion thereof) to a Person pursuant to Rule 144A who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Note, such transfer may be effected only, (A) upon receipt by the Note Registrar of:

     (1) an order given by the Common Depositary or its Authorized Representative directing the Note Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the principal amount of the beneficial interest in the Regulation S Global Note to be transferred, and

     (2) if such transfer is to occur during (but only during) the Distribution Compliance Period, a certificate in the form of Exhibit D duly executed by the transferor or his attorney duly authorized in writing (accompanied, in the case of a transfer under an exemption from the registration requirements under the Securities Act other than pursuant to Rule 144A or Rule 144 under the Securities Act, by an opinion of counsel stating that such exemption is available to the transferor), and (B) in accordance with the Applicable Procedures, the Note Registrar shall increase the Rule 144A Global Note and decrease the Regulation S Global Note by such amount in accordance with the foregoing. Any beneficial interest in the Regulation S Global Note that is transferred to a Person that takes delivery in the form of a beneficial interest in the Rule 144A Global Note will, upon transfer, cease to be an interest in the Regulation S Global Note and will become an interest in the Rule 144A Global Note subject to all transfer restrictions and other procedures applicable to beneficial interest in the Rule 144A Global Note.

     (vi) If the holder of a Restricted Note (other than a Global Note) wishes at any time to transfer such Restricted Note (or a portion thereof) to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Note or the Regulation S Global Note, such transfer may be effected only, (A) upon receipt by the Note Registrar of:

     (1) such Restricted Note, duly endorsed as provided herein,

     (2) instructions from such holder directing the Note Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note or Regulation S Global Note equal to the principal amount (or portion thereof) of such certificated Note to be transferred, and

     (3) a certificate in the form of Exhibit C if the specified account to be credited with a beneficial interest in the Regulation S Global Note, or a certificate in the form of Exhibit D if the specified account is to be credited with a beneficial interest in the Rule 144A Global Note, in either case duly executed by the transferor or his attorney duly authorized in writing, and (B) subject to the Applicable Procedures of the Common Depositary, the Note Registrar shall:

     (1) cancel the Restricted Note delivered to it (and issue a new Note in respect of any untransferred portion thereof), and

     (2) increase the Rule 144A Global Note or the Regulation S Global Note, as the case may be, in accordance with the foregoing.

     (vii) If the holder of a Regulation S Note (other than a Global Note) wishes to transfer such Regulation S Note (or a portion thereof) to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Note or the Regulation S Global Note, such transfer may be effected only, (A) upon receipt by the Note Registrar of:

     (1) such Regulation S Note, duly endorsed as provided herein,

     (2) instructions from the holder of such certificated Note directing the Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note or the Regulation S Global Note equal to the principal amount of the certificated Note (or portion thereof) to be transferred, and

     (3) if the transfer is to occur during (but only during) the Distribution Compliance Period and the specified account is to be credited with a beneficial interest in the Rule 144A Global Note, a certificate in the form of Exhibit D, or if the specified account is to be credited with a beneficial interest in the Regulation S Global Note, a certificate in the form of Exhibit C, in each case, duly executed by the transferor or his attorney duly authorized in writing, and (B) subject to the Applicable Procedures of the Common Depositary, the Note Registrar shall:

     (1) cancel the Regulation S Note delivered to it (and issue a new Note in respect of any untransferred portion thereof), and

     (2) increase the Rule 144A Global Note or the Regulation S Global Note, as the case may be, for such amount in accordance with the foregoing.

     (viii) A beneficial interest in a Rule 144A Global Note or a Regulation S Global Note may be exchanged for a Note that is not a Global Note as provided in Section 2.12(c) and (d); provided that, if such interest is a beneficial interest in the Rule 144A Global Note, or if such interest is a beneficial interest in the Regulation S Global Note and such exchange is to occur during the Distribution Compliance Period, then such interest shall be exchanged for a Restricted Note or a Regulation S Note, as the case may be. A Restricted Note or Regulation S Note that is not a Global Note may be exchanged for a beneficial interest in a Global Note only if (A) such exchange occurs in connection with clause (e)(vi) or (vii) above, or (B) such Note is a Regulation S Note and such exchange occurs after the Distribution Compliance Period.

     (f) After the expiration of the Distribution Compliance Period, at the option of the Noteholder, beneficial interests in Global Notes may be exchanged in whole or in part for certificated Notes to be registered in the name of such Noteholder, of authorized denominations and of like tenor, maturity, interest rate and aggregate principal amount, upon prior written notice to the Trustee by or on behalf of the Common Depositary and surrender of the Notes to be exchanged at any office or agency maintained for such purpose pursuant to Section 7.11. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, the Notes which the Noteholder making the exchange is entitled to receive. The Issuer shall execute and deliver to the Trustee, on the Closing Date and from time to time thereafter, for safekeeping and subsequent authentication, a stock of physical registered Notes of such quantities as the Issuer, after consultation with the Trustee, determines to be sufficient to permit the issuance of physical Notes and the exchanges contemplated by this Section 2.12(f).

     (g) Upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Note Registrar, as the case may be, at an office or agency of the Issuer appointed in or pursuant to Section 7.11 for such purposes, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations and of the same aggregate principal amount. At the option of each Noteholder, Notes may be exchanged for other Notes of any authorized denomination or denominations and of the same aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes that the Noteholder making the exchange is entitled to receive. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same security and benefits under this Indenture and the other Transaction Documents, as the Notes surrendered upon such registration of transfer or exchange.

     (h) Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Note Registrar or any transfer agent, duly executed by the Noteholder thereof or such Noteholder’s attorney duly authorized in writing.

     (i) No service charge shall be required of any Noteholders participating in any transfer or exchange of Notes in respect of such transfer or exchange, but the Issuer or the Note Registrar may require payment from such Noteholder of a sum sufficient to cover any Tax that may be imposed in connection with any transfer or exchange of Notes, other than exchanges pursuant to Section 2.12(c)(i) or 10.05 not involving any transfer.

     (j) Neither the Issuer nor the Note Registrar shall be required to issue, register the transfer of or exchange any Note during a period beginning at the opening of business in The City of New York 15 calendar days before the day of the mailing of a notice of redemption of Notes selected for redemption under Sections 3.02 and 3.03 and ending at the close of business on the day of such mailing or to issue, register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note redeemed in part.

     (k) If Notes are issued upon the registration of transfer, exchange or replacement of Notes subject to restrictions on transfer and bearing the legends set forth on the form of Note attached hereto as Exhibit A, setting forth such restrictions (collectively, the “Legend”), or if a request is made to remove the Legend on a Note, the Notes so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Issuer and the Note Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Issuer, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Notes are not “restricted securities” within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the written direction of the Issuer, shall authenticate and deliver a Note that does not bear the Legend. If a Legend is removed from the face of a Note and the Note is subsequently held by an Affiliate of the Issuer, the Issuer shall cause the Legend to be reinstated.

     (l) Neither the Trustee, the Issuer nor the Note Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including transfers between or among participants in Euroclear or Clearstream or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     SECTION 2.13. Mutilated, Destroyed, Lost and Stolen Notes. (a) If (i) any mutilated or defaced Note is surrendered to the Trustee, or the Issuer and the Note Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuer, the Note Registrar and the Trustee evidence to their satisfaction of the ownership and authenticity thereof, and such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Trustee that such Note has been acquired by a Protected Purchaser, the Issuer shall execute, and upon an Issuer Order the Trustee shall authenticate, and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor, interest rate and principal amount, bearing a number not then outstanding and registered in the same manner. If, after the delivery of such new Note, a Protected Purchaser of the original Note in lieu of which such new Note was issued presents for payment such original Note, the Issuer and the Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Issuer or the Trustee in connection therewith.

     (b) Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer, upon satisfaction of the conditions set forth in clauses (i) and (ii) of paragraph (a) hereof may, instead of issuing a new Note, pay such Note.

     (c) Upon the issuance of any new Note under this Section 2.13, the Issuer or the Trustee may require the payment from the Noteholder of a sum sufficient to cover any Tax that may be imposed in relation thereto.

     (d) Every new Note issued pursuant to this Section 2.13 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original contractual obligation of the Issuer, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     (e) The provisions of this Section 2.13 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     SECTION 2.14. Payments. (a) The Issuer hereby acknowledges and confirms that it is and at all times shall remain absolutely and unconditionally obligated to pay all amounts due and owing by the Issuer under the Transaction Documents, as the same shall become due and owing. All payments of principal and interest required to be made by the Issuer under the Transaction Documents (including any Additional Amounts) shall be made, pursuant to the terms hereof, in U.S. dollars, as calculated by the Calculation Agent pursuant to Section 2.07(d).

     (b) The Issuer will make payments of principal of and interest on the Notes represented by the Global Note by wire transfer of U.S. dollars to the Common Depositary or to its nominee as the registered holder of the Notes, which will receive the funds for distribution to the owners of beneficial interests in the Notes. All such amounts will be payable by one or more Paying Agents upon receipt from the Issuer of the amount due in respect of the Global Note. The Common Depositary will credit Euroclear and Clearstream participants’ accounts in amounts proportionate with their respective ownership of beneficial interests as shown in the records of the Common Depositary. The Issuer expects that payments by participants to owners of beneficial interests held through such participants or indirect participants will be governed by standing customer instructions and customary practices, and will be the responsibility of such participants or indirect participants. Neither the Issuer nor the Paying Agent shall have any responsibility or liability for any of the records of, or payments made by, the Common Depositary or its nominee.

     (c) If a registered Noteholder has given wire transfer instructions to the Issuer, payment will be made on such Notes in accordance with those instructions by the Paying Agent. In all other cases, payments on the Notes will be made at the office or agency of one or more Paying Agents, unless the Issuer elects to make interest payments by check mailed to the address of the registered Noteholders set forth in the Register of Noteholders.

     (d) If any Payment Date or Early Tax Redemption Date is not a Business Day in the city in which the relevant Paying Agent is located, the Issuer will make the payment on the next Business Day in the respective city. No interest on the Notes will accrue as a result of this delay in payment.

     (e) Subject to applicable law, the Trustee and the Paying Agents will pay to the Issuer upon request any monies held by them for the payment of principal or interest that remains unclaimed for 2 years. Thereafter, Noteholders entitled to these monies must seek payment from the Issuer.

     (f) The receipt by any Paying Agent or, to the extent that the Trustee shall remain appointed hereunder, the Trustee, from the Issuer of each payment of principal, interest and/or other amounts due in respect of the Notes in the manner specified herein and on the date on which such amount of principal, interest and/or other amounts are then due, shall satisfy the obligations of the Issuer herein and under the Notes to make such payment to the Noteholders on the due date thereof.

     (g) So long as any of the Notes remain Outstanding, the Issuer will maintain one or more agents in New York City and London to whom (i) the Notes may be presented for payment and (ii) the Notes may be presented for exchange, transfer, redemption or registration of transfer as provided in this Indenture. The Issuer may have one or more additional paying agents. Unless otherwise specified, the Issuer hereby initially designates the Corporate Trust Office in New York City and the London Paying Agent in London, as the offices to be maintained by it for each such purpose and where the Note Register will be maintained. If the Issuer shall fail to so designate or maintain any such offices or agencies or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office in New York City or the London Paying Agent in London.

     (h) Subject to the foregoing provisions of this Section 2.14, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

     SECTION 2.15. Payment of Additional Amounts. (a) The Issuer shall, subject to the exceptions and limitations set forth below, pay to a holder not domiciled in Peru of any Note as additional interest, such additional amounts (the “Additional Amounts”) as may be necessary in order that every net payment by the Issuer or a Paying Agent of the principal of and interest on the Note and any other amounts payable on the Note after withholding or deduction for or on account of any present or future tax, assessment or governmental charge (and any fines, penalties or interest related thereto) (collectively, “Taxes”) imposed or levied by Peru or any political subdivision or taxing authority thereof or therein, shall not be less than the amount provided for in the Note to be then due and payable under the Notes.

     (b) However, the obligation by the Issuer to pay Additional Amounts shall not apply:

     (i) to any withholding or deduction that is imposed at a rate that exceeds 4.99% in the case of a holder that is a natural person;

     (ii) to any present or future Tax that would not have been so imposed but for: (A) the existence of any present or former connection between the holder (or between a fiduciary, settlor, beneficiary, member or shareholder of the holder, if the holder is an estate, a trust, a partnership, a limited liability company or a corporation) and Peru and its possessions (other than the mere receipt of such payment or the ownership or holding of such Note by the relevant holder) including, without limitation, the holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident of Peru or being or having been engaged in a trade or business or present in Peru or having, or having had, a permanent establishment in Peru; or (B) the presentation by the holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

     (iii) to any estate, inheritance, gift, sales, transfer, capital gains, excise or personal property tax or any similar tax, assessment or governmental charge;

     (iv) to any Tax that is payable otherwise than by withholding or deduction from payments of principal or interest in respect of any Note;

     (v) to any Tax that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of that Note, if compliance is required by statute or by regulation of Peru or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from the Tax; provided that the Issuer has, at least 30 days prior to the application of this clause, notified all holders of Notes that some or all holders of Notes shall be required to comply with such requirement;

     (vi) to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to the European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to such Directive;

     (vii) to any Tax required to be withheld by any paying agent from any payment of the principal of, or interest on any Note, if such Tax results from the presentation of any Note for payment and the payment can be made without such withholding or deduction by the presentation of the Note for payment by at least one other Paying Agent; or

     (viii) in the case of any combination of the items listed above.

     (c) In addition, Additional Amounts shall not be paid with respect to any payment on a Note to a holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the laws of Peru (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in a limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the holder.

     (d) The Issuer shall use commercially reasonable efforts to provide the Trustee, upon written request, with a certificate from an internal accountant of the Issuer, stamped by the relevant tax authority, evidencing any payment of Taxes in respect of which the Issuer has withheld or deducted, or paid any Additional Amounts. Copies of such documentation shall be made available to the holders of the Notes or the Paying Agents, as applicable, upon request therefor.

     (e) The Issuer undertakes that, to the extent that it is subject to the European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000, the Issuer shall use its reasonable efforts to maintain a paying agent in a European Union Member State that shall not be obliged to withhold or deduct tax pursuant to the Directive.

     (f) All references in this Indenture to principal, interest, and other amounts payable hereunder shall be deemed to include references to any Additional Amounts payable under this Section with respect to such principal, interest or other amounts. The foregoing obligations shall survive any termination or discharge of the Notes and this Indenture.

     (g) If the Trustee or a Noteholder is entitled to an exemption from or reduction of Taxes with respect to payments under this Indenture, the Trustee or such Noteholder (as applicable) shall provide to the Issuer, as reasonably requested by the Issuer (who shall provide the Trustee or the Noteholder, upon written request, as the case may be, the relevant documentation, forms and instructions prescribed by applicable law), such documentation as will permit payments under this Indenture to be made without withholding or at a reduced rate; provided, however, if any documentation or form referred to in this subsection (g) required the disclosure of information that the Trustee or the Noteholder, as the case may be, reasonably considers to be confidential, the Trustee or such Noteholder shall give notice thereof to the Issuer and shall not be obligated to include in such documentation or form such confidential information.

     SECTION 2.16. Persons Deemed Owners, etc. Subject to Section 2.12, prior to due presentment of a Note for registration of transfer, the Person in whose name any Note is registered shall be deemed to be the owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, regardless of any notice to anyone to the contrary. The Noteholder may grant proxies and otherwise authorize any Person, including members of, or participants in, Euroclear or Clearstream and Persons that may hold interests through such members of, or participants in, Euroclear or Clearstream, to take any action that a Noteholder is entitled to take under this Indenture or the Notes.

     SECTION 2.17. Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange or deemed lost or stolen shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancellation and may not be reissued or sold, unless, in the case of Notes redeemed by the Issuer, the Issuer (a) procures a person who purchases the Notes to be redeemed on the relevant date of redemption and at the relevant redemption price (in which event the Notes may be so resold and need not be cancelled) or (b) notifies the Trustee in writing on or prior to the relevant date of redemption that the Notes so redeemed by the Issuer will not be cancelled (in which event the Notes may be held by the Issuer pending resale as provided in clause (a) above and need not be cancelled). The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever. All Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes shall be disposed of by the Trustee in accordance with its customary procedures, unless the Issuer shall direct by an Issuer Order that they be returned to it.

     SECTION 2.18. Allocation of Principal and Interest. Each payment of principal of and interest on each Note shall be applied, first, to the payment of accrued but unpaid interest on such Note (as well as any interest on overdue principal or, to the extent permitted by applicable Law, overdue interest) to the date of such payment, second, to the payment of the principal amount of and interest on such Note then due (including any overdue installment of principal) thereunder, and third, the balance, if any, to the payment of the principal amount of such Note remaining unpaid.

     SECTION 2.19. ISIN and Common Code Numbers. The Issuer in issuing the Notes may use ISIN and Common Code numbers (if then generally in use), and, if so, the Trustee shall use ISIN and Common Code numbers in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any initial ISIN or Common Code numbers and any change in the ISIN or Common Code numbers.

     SECTION 2.20. Noteholder Lists. The Trustee shall preserve in as current form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Note Registrar, the Issuer shall furnish to the Trustee, in writing at least seven Business Days before each Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.

     SECTION 2.21. Payments and Paying Agents. (a) The Issuer will, at least one Business Day prior to each due date of the principal of or interest on the Notes or other amounts (including Additional Amounts), deposit with the Paying Agents or the Trustee, as the case may be, a sum sufficient to pay such principal, interest or other amounts (including Additional Amounts) so becoming due.

     (b) Whenever the Issuer shall appoint a New York Paying Agent other than the Trustee or a London Paying Agent other than JPMorgan Chase Bank, N.A., London Office. with respect to the Notes, it will cause such New York Paying Agent or London Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

     (i) that it will hold all sums received by it as such agent for the payment of the principal of or interest, as the case may be, on any Notes (whether such sums have been paid to it by or on behalf of the Issuer or by any other obligor on the Notes) in trust for the benefit of the Noteholders;

     (ii) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Notes) to make any payment of the principal of or interest on any Notes, as the case may be (including Additional Amounts) and any other payments to be made by or on behalf of the Issuer under this Indenture or the Notes when the same shall be due and payable; and

     (iii) that it will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in clause (ii) above.

     (c) The Trustee shall arrange with all such Paying Agents for the payment, from funds furnished by the Issuer to the Trustee pursuant to this Indenture, of the principal of and interest and other amounts due on the Notes (including Additional Amounts) and of the compensation of such Paying Agents for their services as such.

     (d) If the Issuer shall act as its own Paying Agent with respect to any Notes, it will, on or before each due date of the principal of or interest on such Notes, set aside, segregate and hold in trust for the benefit of the Noteholders, a sum sufficient to pay such principal or interest (including Additional Amounts) so becoming due. The Issuer will promptly notify the Trustee of any failure to take action.

     (e) Anything in this Section to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to any Notes hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for such Notes by the Issuer or any Paying Agent hereunder, as the case may be, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

     (f) Anything in this Section, to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section are subject to the provisions of Section 11.3.

ARTICLE III

REDEMPTION

     SECTION 3.01. No General Optional Redemption. The Issuer shall have no right to redeem all or any portion of the Notes except as provided in Section 3.02.

     SECTION 3.02. Optional Redemption in the Event of Change in Tax Treatment. (a) The Notes may be redeemed at the election of the Issuer, as a whole, but not in part, at any time upon the giving of notice as provided in Section 3.03 (the “Early Tax Redemption”), solely if (i) the Issuer has or will become obligated to pay Additional Amounts in excess of the Additional Amounts that the Issuer would pay if payments in respect of the Notes were subject to deduction or withholding at a rate of 4.99% (determined without regard to any interest, fees, penalties or other additions to tax) (the amount of any such excess, the “Excess Tax Amount”) with respect to the Notes solely as a result of any generally applicable change in or amendment to the laws or regulations of Peru, or any generally applicable change in the application or official interpretation of such laws or regulations, which change or amendment, in each case, occurs after the date of issuance of any of the Notes and (ii) such obligation to pay such Excess Tax Amounts cannot be avoided by the Issuer taking reasonable measures available to it; provided, however, that no such notice of redemption shall be given earlier than 60 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Excess Tax Amount, if a payment in respect of the Notes were then due. Prior to the giving of any notice of redemption of the Notes pursuant to this Section 3.02, the Issuer shall deliver to the Trustee an Officers’ Certificate, stating that the Issuer is entitled to effect such a redemption pursuant to this Indenture, and setting forth a statement of the facts giving rise to such right of redemption. Concurrently, the Issuer will deliver to the Trustee a written Opinion of Counsel stating, among other things, that the Issuer has become obligated to pay such Excess Tax Amount as a result of a change or amendment described in this Section 3.02 and that the Issuer cannot avoid payment of such Excess Tax Amount by taking reasonable measures available to it and that all governmental approvals necessary for the Issuer to effect such redemption have been obtained and are in full force and effect or specifying any such necessary approvals that as of the date of such opinion have not been obtained.

     (b) In the event the Issuer determines to redeem the Notes as permitted hereunder, the Issuer shall be required to specify in its notice the proposed date of redemption (the “Early Tax Redemption Date”) and shall pay to the Trustee (on behalf of the Noteholders) on the Early Tax Redemption Date an amount equal to the sum of (i) the aggregate principal amount of the Notes that are then Outstanding, (ii) all accrued but unpaid interest on the Notes at the applicable Note Rate through and excluding the Early Tax Redemption Date and (iii) all other amounts then due on the Notes as provided in this Indenture or the Notes (collectively, the “Early Tax Redemption Price”). The Notes shall not be deemed repaid and cancelled unless and until the Trustee shall have received the Early Tax Redemption Price.

     (c) For purposes of this Section 3.02 and notwithstanding anything to the contrary under the terms of this Indenture or the Notes, any payment made by the Issuer with respect to a Note shall constitute or be deemed to constitute a payment of other than (i) Additional Amounts or (ii) taxes, duties, assessments or other governmental charges whatsoever imposed by Peru.

     SECTION 3.03. Notice of Redemption. Notice of redemption contemplated by Section 3.02 shall be given by the Issuer by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the proposed Early Tax Redemption Date, to each Noteholder, at its address appearing in the Note Register. All notices of redemption shall state:

     (i) the Early Tax Redemption Date;

     (ii) the Early Tax Redemption Price (as calculated as of the specified Early Tax Redemption Date);

     (iii) the names and addresses of the Paying Agents;

     (iv) that Notes called for redemption must be surrendered to a Paying Agent to collect the Early Tax Redemption Price;

     (v) that on the Early Tax Redemption Date the Early Tax Redemption Price will become due and payable upon each such Note, and that interest, if any, thereon shall cease to accrue from and after said date; and

     (vi) that, if any Note contains an ISIN or Common Code number, no representation is being made as to the correctness of such ISIN or Common Code number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes.

     SECTION 3.04. Deposit of Redemption Price. At least one Business Day prior to any Early Tax Redemption Date, the Issuer shall deposit with the Trustee an amount of money sufficient to pay the Early Tax Redemption Price of all the Notes. The Issuer will cause the bank through which payment on the Notes is to be made to deliver to the Paying Agent and Trustee by 1.00 p.m. New York time, one Business Day prior to the due date for such irrevocable confirmation (by tested telex or facsimile) of its intention to make such payment. At least one Business Day prior to any Early Tax Redemption Date, the Issuer will provide to the Paying Agent a notice regarding the payment by the Issuer to the Paying Agent of the Early Tax Redemption Price.

     SECTION 3.05. Notes Payable on Redemption Date. Notice of Early Tax Redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Early Tax Redemption Date, become due and payable at the Early Tax Redemption Price therein specified and from and after such date (unless the Issuer shall default in the payment of the Early Tax Redemption Price) such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with the notice, such Notes shall be paid by the Issuer at the Early Tax Redemption Price, as applicable. Installments of interest due on or prior to the Early Tax Redemption Date shall be payable to the Noteholders registered as such on the relevant Record Dates. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Early Tax Redemption Date at the Note Rate.

     SECTION 3.06. Open Market Purchases. The Issuer and each of its Affiliates may at any time purchase any Notes in the open market or otherwise at any price; provided that, in determining whether Noteholders holding any requisite principal amount of Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer and each of its Subsidiaries or Affiliates shall be deemed not Outstanding for purposes thereof. All Notes purchased by the Issuer or any of its Affiliates may, at the option of the Issuer, continue otherwise to be Outstanding or be cancelled.

ARTICLE IV

COVENANTS

     For so long as the Notes remain outstanding or any amount remains unpaid on such Notes under this Indenture, the Issuer will, and will cause each of its Material Subsidiaries to, comply with the terms and covenants set forth below (except as otherwise provided in a duly authorized amendment to this Indenture as provided herein).

     SECTION 4.01. Performance Under the Transaction Documents. The Issuer will duly and punctually pay the principal of, and interest and other amounts (including Additional Amounts) on, the Notes when due in accordance with the terms of the Transaction Documents, and will comply with all its other obligations under the terms of the Transaction Documents.

     SECTION 4.02. Maintenance of Corporate Existence. The Issuer will, and will cause each of its Material Subsidiaries to, maintain in effect its corporate existence and all registrations necessary therefor and take all actions to maintain all rights, privileges, titles to property, franchises and the like necessary or desirable in the normal conduct of its business, activities or operations provided that this covenant shall not require the Issuer or any of its Material Subsidiaries to maintain any such right, privilege, title to property, franchise or the like or require the Issuer to preserve the corporate existence of any Material Subsidiary, if the failure to do so would not have a material adverse effect on the Issuer and its subsidiaries taken as a whole or have a Material Adverse Effect on the rights of the Noteholders.

     SECTION 4.03. Maintenance of Properties. The Issuer will, and will cause each of its Material Subsidiaries to, keep all its property used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, provided that this Section 4.03 will not require the Issuer or any of its Material Subsidiaries to maintain any such property if the failure to do so does not, and will not, have a Material Adverse Effect on the Issuer and its subsidiaries taken as a whole or have a Material Adverse Effect on the rights of the Noteholders.

     SECTION 4.04. Compliance with Laws. The Issuer will comply, and will cause its Material Subsidiaries to comply, at all times with all applicable laws, rules, regulations, orders and directives of any government or government agency or authority having jurisdiction over the Issuer, the Issuer’s business or any of the transactions contemplated herein, except where the failure by the Issuer to comply would not have a Material Adverse Effect on the Issuer and its subsidiaries taken as a whole or have a Material Adverse Effect on the rights of the Noteholders.

     SECTION 4.05. Maintenance of Governmental Authorizations. The Issuer will, and will cause its Material Subsidiaries to, duly obtain and maintain in full force and effect all Governmental Approvals of any Governmental Authority under the laws of Peru or any other jurisdiction having jurisdiction over the Issuer or its Material Subsidiaries, as the case may be, necessary in all cases for the Issuer or its Material Subsidiaries, as the case may be, to perform its obligations hereunder and under the Notes, including, without limitation, any authorization required to obtain and transfer U.S. dollars or any other currency which at that time is legal tender in the United States out of Peru in connection with the Notes and this Indenture, except in the case where the failure to do so would not have a Material Adverse Effect.

     SECTION 4.06. Payments of Taxes and Other Claims. The Issuer will, and will cause each of its Material Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Issuer or such Material Subsidiary, as the case may be, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Issuer or such Material Subsidiary, as the case may be; provided, however, that neither the Issuer nor any Material Subsidiary will be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (x) whose amount, applicability or validity is being contested in good faith and, if appropriate, by appropriate legal proceedings or (y) where the failure to do so would not have a Material Adverse Effect on the Issuer and its subsidiaries taken as a whole or have a Material Adverse Effect on the rights of the Noteholders.

     SECTION 4.07. Maintenance of Insurance. The Issuer will, and will cause each of its Material Subsidiaries to maintain insurance with insurance companies that the Issuer and its Material Subsidiaries reasonably believe to be financially sound in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning and/or operating properties or facilities similar to those owned and/or operated by the Issuer or its Material Subsidiaries, as the case may be, in the same general locations in which the Issuer and its Material Subsidiaries own and/or operate their properties or facilities, except where the failure to maintain such insurance would not have a Material Adverse Effect.

     SECTION 4.08. Maintenance of Books and Records. The Issuer will, and will cause each of its Material Subsidiaries to, maintain books, accounts and records in all material respects in accordance with applicable law.

     SECTION 4.09. Maintenance of Office or Agency. The Issuer will maintain an office or agency in the Borough of Manhattan, The City of New York, where notices to and demands upon the Issuer in respect of this Indenture and the Notes may be served. Initially this office will be at the offices of JPMorgan Chase Bank, N.A., located at 4 New York Plaza, 15th Floor, New York, NY 10004, and the Issuer will agree not to change the designation of such office without prior notice to the Trustee and designation of a replacement office in the same general location.

     SECTION 4.10. Ranking. The Issuer will ensure that the Notes will constitute general senior, unsecured and unsubordinated obligations of the Issuer and will rank pari passu, without any preferences among themselves, with all other present and future unsecured and unsubordinated obligations of the Issuer (other than obligations preferred by statute or by operation of law).

     SECTION 4.11. Notice of Defaults and Events of Default. The Issuer will give written notice to the Trustee as soon as practicable of the occurrence of any Default or Event of

Default, accompanied by an Officer’s Certificate of the Issuer setting forth the details thereof and stating what action the Issuer proposes to take with respect thereto.

     SECTION 4.12. Limitation on Liens. (a) The Issuer will not, and will not permit any of its Material Subsidiaries to, create, incur, issue or assume any Liens on its Principal Property to secure Indebtedness where the Indebtedness secured by such Liens, plus the aggregate amount of its Attributable Debt and that of its Material Subsidiaries in respect of Sale and Leaseback Transactions, would exceed an amount equal to an aggregate of 15% of its Consolidated Net Tangible Assets unless the Issuer secures the Notes equally with, or prior to, the Indebtedness secured by such Liens.

     (b) This restriction does not apply to:

     (i) Liens on property acquired and existing on the date the property was acquired or arising after such acquisition pursuant to contractual commitments entered into prior to such acquisition;

     (ii) Liens on any property securing debt incurred or assumed for the purpose of financing its purchase price or the cost of its construction, improvement or repair, provided that such Lien attaches to the property within 12 months of its acquisition or the completion of its construction, improvement or repair and does not attach to any other restricted property;

     (iii) Liens existing on any property of, or shares of stock of any Subsidiary prior to the time that the subsidiary became a subsidiary of the Issuer or Liens arising after that time under contractual commitments entered into prior to and not in contemplation of that event;

     (iv) Liens on any property securing Indebtedness owed by a Subsidiary of the Issuer to the Issuer or to another of its Subsidiaries;

     (v) Liens for taxes, assessments and other governmental charges or levies not yet due and payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

     (vi) minor survey exceptions, minor encumbrances, easements or reservations of or with respect to, or rights of others for or with respect to, licenses, rights-of-way, sewers, electric and other utility lines and usages, telegraph and telephone lines, pipelines, surface use, operation of equipment, permits, servitudes and other similar matters, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of the Issuer or any of its Subsidiaries or to the ownership of its properties which were not incurred in connection with the Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

     (vii) Liens existing on or provided for, directly or indirectly, under the terms of agreements existing on the Closing Date;

     (viii) legal or equitable encumbrances deemed to exist by reason of negative pledges or the existence of any litigation or other legal proceeding and any related lis pendens filing (excluding any attachment prior to judgment, judgment lien or attachment lien in aid of execution on a judgment);

     (ix) deposits or Liens to secure the performance of statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business, and of letters of credit; provided, however, that the obligations in respect of such letters of credit do not constitute Indebtedness; and

     (x) Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness described above, provided that the aggregate principal amount of such Indebtedness is not increased and such Lien does not extend to any additional property.

     SECTION 4.13. Limitations on Sale Leaseback Transactions. (a) The Issuer will not, and will not permit any of its Material Subsidiaries to, enter into any Sale Leaseback Transaction with respect to any property of such Person, unless either:

     (i) the Issuer or that Material Subsidiary would be entitled pursuant to the provisions of Section 4.12 (including any exception to the restrictions set forth therein) to issue, assume or guarantee Indebtedness secured by a Lien on any such property without equally and ratably securing the Notes; or

     (ii) the Issuer or that Material Subsidiary shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof and, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair market value of the property so leased, to the prepayment, repayment redemption, reduction or retirement, within 12 months after the effective date of the Sale Leaseback Transaction, of any of the Issuer’s Indebtedness ranking at least pari passu with the Notes and owing to a Person other than the Issuer or any of its Material Subsidiaries or to the construction or improvement of real property or personal property or the acquisition of software used by the Issuer or any of its Material Subsidiaries in the ordinary course of business; or

     (iii) the Sale Leaseback Transaction occurs within six months from the date of the acquisition of property used by the Issuer or any of its Material Subsidiaries for telecommunications purposes or the date of the completion of construction or commencement of full operations of such property, whichever is later.

     (b) These restrictions will not apply to either (i) transactions providing for a lease term, including any renewal, of not more than three years, or (ii) transactions between the Issuer and any of its Subsidiaries or between the Issuer’s Subsidiaries.

     SECTION 4.14. Provision of Information. (a) The Issuer will furnish the Trustee with copies of its annual reports on Form 20-F and, upon written request by the Noteholders, with copies of the information, documents and other reports that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as amended, including its reports on Form 6-K. In the event that, in the future, the Issuer is not required to file such information, documents or other reports pursuant to Section 13 or 15(d) of the Exchange Act, the Issuer will furnish on a reasonably prompt basis to the Trustee and Noteholders who so request in writing, copies of its annual and quarterly financial statements, and upon written request by the Trustee or any Noteholder, copies of the information, documents and other reports that the Issuer files with the Lima Stock Exchange or CONASEV; provided, however, the Issuer will not be required to provide a reconciliation of Peruvian GAAP to U.S. GAAP.

     (b) If the Issuer is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act at any time when the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer will furnish to any Noteholder, who so requests, or to any prospective purchaser designated by such Noteholder, upon request of such Noteholder, financial and other information described in paragraph (d)(4) of Rule 144A with respect to the Issuer to the extent required in order to permit such Noteholder to comply with Rule 144A in connection with any resale of Notes held by such Noteholder.

     (c) For so long as any Notes are listed on the LSE, the Issuer will notify the LSE of the Event of Default to the extent required by such exchange.

      (d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE V

SUCCESSORS

     SECTION 5.01. Limitation on Consolidation, Merger, Sale or Conveyance. The Issuer will not, in one or a series of transactions, consolidate or amalgamate with or merge into any Person or convey, lease or transfer all or substantially all of its assets to any Person (other than a Subsidiary of the Issuer) to merge with or into it unless:

     (i) either (a) the Issuer is the continuing entity or (b) the Person formed by such consolidation or into which the Issuer is merged or that acquired or leased such property or assets of the Issuer (the “Successor Company”) will be a company organized and validly existing under the laws of Peru, Spain or the United States and, with respect to clause (b) above, shall assume (jointly and severally with the Issuer unless the Issuer shall have ceased to exist as part of such merger, consolidation or amalgamation), by a supplemental indenture (the form and substance of which shall be previously approved by the Trustee), all of the Issuer’s obligations on the Notes and under this Indenture;

     (ii) the Successor Company (jointly and severally with the Issuer unless the Issuer shall have ceased to exist as a result of such merger, consolidation or amalgamation) agrees to indemnify each Noteholder against any tax, assessment or governmental charge thereafter imposed on such Noteholder solely as a consequence of such consolidation, merger, conveyance, transfer or lease with respect to the payment of principal of, or interest on, the Notes;

     (iii) immediately after giving effect to the transaction, no Event of Default or Default has occurred and is continuing;

     (iv) the Issuer has delivered to the Trustee, promptly after the announcement of the transaction, an Officer’s Certificate and an Opinion of Counsel, each stating that the transaction and the supplemental indenture, if applicable, comply with this Indenture and that all conditions precedent provided for in this Indenture and relating to such transaction have been complied with; and

     (v) the Issuer shall have delivered notice of any such transaction to the Rating Agency or any other rating agency that provides a rating on the Notes, if any (which notice shall contain a description of such merger, consolidation or conveyance).

     (b) Notwithstanding anything to the contrary in the foregoing, so long as no Default or Event of Default under this Indenture or the Notes shall have occurred and be continuing at the time of such proposed transaction or would result therefrom:

     (i) the Issuer may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to a Subsidiary or parent of the Issuer in cases when the Issuer is the surviving entity in such transaction and such transaction would not have a material adverse effect on the Issuer and its Subsidiaries taken as a whole, it being understood that if the Issuer is not the surviving entity, the Issuer shall be required to comply with the requirements set forth in clause (a) above; or

     (ii) any Subsidiary of the Issuer may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any Person (other than a shareholder of the Issuer) in cases when such transaction would not have a material adverse effect on the Issuer and its Subsidiaries taken as a whole; or

     (iii) any Subsidiary of the Issuer may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any other Subsidiary of the Issuer; or

     (iv) any Subsidiary of the Issuer may liquidate or dissolve if the Issuer determines in good faith that such liquidation or dissolution is in the best interests of the Issuer, and would not result in a Material Adverse Effect and if such liquidation or dissolution is part of a corporate reorganization of the Issuer.

     (c) If as a result of the above, another company is substituted in place of the Issuer as issuer of the Notes, a supplemental Offering Memorandum shall be prepared and delivered to the LSE and notice will be published as required by the rules of the LSE, for so long as any Note are Listed thereon.

     SECTION 5.02. Successor Corporation Substituted. In case of any such consolidation, merger, sale, transfer, lease or other conveyance, the Successor Company shall succeed to and be substituted for the Issuer with the same effect as if it had been named herein as the Issuer. The Successor Company may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all of the Notes issuable hereunder that theretofore shall not have been signed by the Issuer and delivered to the Trustee; and upon the order of the Successor Company instead of the Issuer and subject to all the terms, conditions and limitations set forth in this Indenture, the Trustee shall authenticate and shall deliver any Notes that previously shall have been signed and delivered by the officer of the Issuer to the Trustee for authentication, and any Notes that the Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Notes issued shall in all respects have the same legal rank and benefit under this Indenture as though all of such Notes had been issued at the date of the execution hereof.

     (a) In case of any such consolidation, merger, sale, transfer, lease or conveyance (as described in Section 5.01(a) and (b) above), such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

     (b) In the event of any such sale or conveyance (other than a conveyance by way of lease) (as described in Section 5.01(a) and (b) above), the Issuer shall be discharged from all obligations and covenants under this Indenture and the Notes thereafter to be issued as may be appropriate.

     (c) In the event of any such sale or conveyance (other than a conveyance by way of lease) (as described in Section 5.01(a) and (b) above), the Issuer shall be discharged from all obligations and covenants under this Indenture and the Notes to be performed by the Issuer and may be liquidated and/or dissolved.

     (d) No Successor Company shall have the right to redeem any Outstanding Notes unless the Issuer would have been entitled to redeem such Notes pursuant to this Indenture in absence of any such merger, consolidation, sale, transfer, lease or conveyance permitted herein.

The Trustee may rely on the Opinion of Counsel prepared in accordance with this Section as conclusive evidence that any such consolidation, merger, sale, transfer, lease or other conveyance, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture and the Notes.

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

     SECTION 6.01. Events of Default. The following events shall each be an “Event of Default” under the terms of the Notes and this Indenture:

     (a) the Issuer shall fail to make payments of any principal amount due under the Notes and this Indenture, whether upon a Principal Payment Date, upon redemption or on the Maturity Date;

     (b) the Issuer shall fail to make any payment in respect of any interest, with respect to the Notes, upon an Interest Payment Date, and such failure shall continue for a period of 30 calendar days from such Interest Payment Date;

     (c) the Issuer remains in breach of any covenant or warranty the Issuer makes in this Indenture for the benefit of the Notes, for 60 calendar days after the Issuer receives written notice of default (sent by the Trustee or the holders of not less than 25% in principal amount of the Notes) stating that the Issuer is in breach;

     (d) the Issuer or any of its Material Subsidiaries defaults under any bond, debenture, note or other evidence of Indebtedness for money borrowed, or under any mortgage, indenture, agreement or instrument under which there may be issued or borrowed or by which there may be secured or evidenced any Indebtedness, whether such Indebtedness now exists or shall hereafter be created, provided that such Indebtedness, individually or in the aggregate, has an aggregate principal amount then outstanding in excess of U.S.$50,000,000 (or the equivalent thereof in other currencies or currency units) and that such default or defaults, individually or in the aggregate, (i) shall constitute a failure to pay the principal of or interest on such Indebtedness (or any portion thereof having an aggregate principal amount in excess of U.S.$50,000,000 or such equivalent thereof) when due and payable after the expiration of any applicable grace period with respect thereto or (ii) shall have resulted in such Indebtedness (or any portion thereof having an aggregate principal amount in excess of U.S.$50,000,000 or such equivalent thereof) becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable;

     (e) one or more final and nonappealable judgments or final decrees is entered against the Issuer or any Material Subsidiary involving a liability (not yet paid or reimbursed by insurance) of U.S.$50,000,000 (or its equivalent in another currency) or more, and all such judgments or decrees shall not have been vacated, discharged or stayed within 120 calendar days after the rendering thereof;

     (f) the Issuer or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

     (i) commences a voluntary case;

     (ii) consents to the entry of an order for relief against it in an involuntary case;

     (iii) makes a general assignment for the benefit of its creditors; or

     (iv) generally is not paying its debts as they become due;

     (g) any event occurs under the laws of Peru or any political subdivision thereof having substantially the same effect as any of the events referred to in paragraph (f) above; or

     (h) all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole shall be condemned, seized or otherwise appropriated, or custody of such assets shall be assumed by any governmental authority or court or any other Person purporting to act under the authority of the government of any jurisdiction, or the Issuer and its Subsidiaries taken as a whole shall be prevented from exercising normal control over all or substantially all of their assets and such default is not remedied within 30 calendar days after it occurs.

     SECTION 6.02. Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default described in paragraph (a), (b), (c), (d), (e) or (h) of Section 6.01 occurs and is continuing with respect to the Notes, then and in each and every such case, unless the principal of all the Notes shall have already become due and payable, the Trustee shall, upon the request of Noteholders holding not less than 25% in aggregate principal amount of the Notes then Outstanding hereunder, by notice in writing to the Issuer (and to the Trustee if given by Noteholders), declare the principal amount of all the Notes then Outstanding and all accrued interest thereon immediately due and payable; provided that if an Event of Default described in paragraphs (f) or (g) occurs and is continuing, then and in each and every such case, the principal amount of the Notes then Outstanding and all accrued interest and other amounts thereon shall, without any notice to the Issuer or any other act by the Trustee or any Noteholder, become and be accelerated and immediately due and payable.

     (b) At any time after a declaration of acceleration has been made with respect to the Notes, the Majority Noteholders, by written notice to the Issuer and the Trustee, may receive and annul such declaration and its consequences if:

     (i) there shall have been paid to or deposited with the Trustee a sum sufficient to pay:

     (A) all overdue installments of interest on the Notes;

     (B) the principal of any Notes that have become due other than by such declaration of acceleration and interest thereon at the respective rates provided in the Notes for late payments of principal;

     (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the respective rates provided in the Notes for late payments of interest; and

     (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel; or

     (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 6.04.

     (c) No such rescission shall affect any subsequent default or impair any right consequent thereon.

     SECTION 6.03. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Noteholders, as the case may be. No waiver of any Event of Default, whether by the Trustee or by the Noteholders, shall extend to or shall affect any subsequent Event of Default or shall impair any remedy or right consequent thereon.

     SECTION 6.04. Waiver of Past Defaults. (a) Subject to Section 6.02, the Majority Noteholders may on behalf of the Noteholders of all the Notes waive any past default hereunder and its consequences, except a default not theretofore cured in the payment of the principal of or interest on any Note.

     (b) Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     SECTION 6.05. Trustee May File Proofs of Claim; Appointment of Trustee as Attorney-in-Fact in Judicial Proceedings. (a) In case of pendency in any receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other judicial proceedings relating to the Issuer or any obligor on the Notes or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for payment of overdue principal or interest) shall be entitled and empowered by intervention in such proceedings or otherwise to:

     (i) file and prove a claim for the whole amount of principal and interest owed and unpaid in respect of the Notes and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 7.05) and of the Noteholders allowed in such judicial proceeding; and

     (ii) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same.

     (b) In any such event, any receiver, assignee, trustee, liquidator or sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Noteholder to make such payment to the Trustee and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.05.

     (c) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

     SECTION 6.06. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture and the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as Trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, be for the ratable benefit of the Noteholders.

     SECTION 6.07. Application of Money Collected. Any money collected by the Trustee with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST: To the payment of all amounts due to the Trustee under Section 7.05 hereof and to any Paying Agent.

     SECOND: To the payment of the amounts then due and unpaid upon the Notes for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably among Notes, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest, respectively.

     SECTION 6.08. Limitation on Suits. (a) The Noteholders holding at least a majority of the aggregate principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with Law or the Indenture, or that the Trustee determines in good faith may involve the Trustee in personal liability, or that the Trustee reasonably believes it will not be adequately indemnified against the costs, expenses or liabilities, which might be incurred, or that may be unduly prejudicial to the rights of Noteholders not taking part in such direction and the

Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Noteholders.

     (b) A Noteholder may not pursue any remedy with respect to the Indenture or the Notes unless:

     (i) such Noteholder has previously given written notice to the Trustee of a continuing Event of Default with respect to Notes;

     (ii) the Noteholders of not less than 25% in aggregate principal amount of the then Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

     (iii) such Noteholder or Noteholders have offered to the Trustee adequate security and indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

     (iv) the Trustee for 60 calendar days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

     (v) no direction inconsistent with such written request has been given to the Trustee during such 60-calendar-day period by the Majority Noteholders;

it being understood and intended that no one or more Noteholders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder, or to obtain or to seek to obtain priority or preference over any other such Noteholder or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Noteholders.

     SECTION 6.09. Unconditional Right of Noteholders to Receive Principal and Interest and Other Amounts. Notwithstanding any other provisions in this Indenture, the Noteholders shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest and other amounts (including Additional Amounts) on such Note on the respective maturities or due dates expressed in such Note (or, in the case of redemption or repayment, on the Early Tax Redemption Date or the Maturity Date, as the case may be) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

     SECTION 6.10. Restoration of Rights and Remedies. If the Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Issuer, the Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such proceeding had been instituted.

     SECTION 6.11. Rights and Remedies Cumulative. Except as otherwise provided in Section 2.13(e), no right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 6.12. Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit, of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.12 shall not be deemed to authorize any court to require such an undertaking or to make such assessment in any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of then Outstanding Notes, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the respective maturities expressed in such Note (or, in the case of redemption or repayment, on or after the applicable redemption date or the Maturity Date).

ARTICLE VII

CONCERNING THE TRUSTEE AND THE PAYING AGENTS

     SECTION 7.01. Certain Rights and Duties of Trustee and the Paying Agents. (a) The Trustee, prior to the occurrence of an Event of Default and after curing or waiving all Events of Default that may have occurred, undertakes to perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. In case an Event of Default has occurred (which has not been cured or waived) and prior to the receipt of instructions (if any) from the Noteholders, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b) (i) the Trustee may conclusively rely and shall be fully protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, Note, debenture or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties; provided that in the case of any such certificates or opinions which by the provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but need not verify the contents thereof;

     (ii) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed), and any resolution of the Board of Directors shall be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer;

     (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture, and may refuse to perform any duty or exercise any such rights or powers unless it shall have been offered reasonable security or indemnity to its reasonable satisfaction against the costs, expenses and liabilities which may reasonably be incurred therein or thereby;

     (iv) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture (provided that the Trustee’s conduct does not constitute negligence or willful misconduct) or with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Noteholders holding a sufficient percentage of Notes to give such direction as permitted by this Indenture;

     (v) subject to Section 7.01(a), the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, Note, debenture or other paper or document with respect to the Notes unless requested in writing so to do by the Majority Noteholders then Outstanding, provided that if the payment within a reasonable time to the Trustee of the reasonable costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity reasonably satisfactory to it against such expenses or liabilities as a condition to such proceeding. The reasonable expense of every such investigation shall be paid by the Issuer or, if paid by the Trustee, shall be repaid by the Issuer upon demand;

     (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney custodian or nominee appointed with due care by it hereunder;

     (vii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts or the action or failure to act by such Responsible Officer was unreasonable, unless the Trustee was negligent, or acted in bad faith or with willful misconduct;

     (viii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of the Issuer given under this Indenture, provided that the Trustee’s conduct does not constitute negligence or willful misconduct;

     (ix) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document;

     (x) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by the Paying Agents, the Trustee in each of its capacities hereunder, including the Trustee, the Paying Agents, the Calculation Agent, the Authentication and Transfer Agent and the Note Registrar and each agent, custodian and other Person employed to act hereunder; and

     (xi) the Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     (c) The Trustee may reasonably request information, including an Officer’s Certificate, from time to time, as necessary or appropriate in order to ascertain compliance with the requirements of this Indenture and the Notes and may consult with counsel and any Officer’s Certificate or the written advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such Officer’s Certificate or such advice or opinion of counsel.

     (d) If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of this Indenture.

     (e) The Paying Agents shall not be liable with respect to any action taken or omitted to be taken by the Trustee or any negligence or willful misconduct by the Trustee.

     (f) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

     SECTION 7.02. Trustee Not Responsible for Recitals, etc. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or of the proceeds of such Notes.

     SECTION 7.03. Trustee and Others May Hold Notes. The Trustee or any Paying Agent or Note Registrar or any other Authorized Agent of the Trustee, or any Affiliate thereof, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, or any other obligor on the Notes with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other Authorized Agent.

     SECTION 7.04. Moneys Held by Trustee or Paying Agents. (a) Whenever the Issuer shall have one or more Paying Agents, the Issuer will make the payments contemplated by Sections 4.01 and 4.02 by depositing with the Trustee or Paying Agents, as the case may be, an amount sufficient to make such payments, such amount to be held in trust by the Trustee or Paying Agents, as the case may be, for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) will promptly notify the Trustee of its action or failure so to act. Each Paying Agent other than the Trustee shall execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 7.04, to the effect that such Paying Agent will:

     (i) hold all amounts held by it for the making of payments in respect of the Notes in trust for the benefit of the Persons entitled thereto until such amounts shall be paid to such Persons or otherwise disposed of as herein provided;

     (ii) provide the Trustee notice of any Default by the Issuer in the making of payments in respect of the Notes; and

     (iii) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts so held in trust by such Paying Agent.

     (b) The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay or deliver, or direct any Paying Agent to pay or deliver, to the Trustee all amounts held in trust by the Issuer or such Paying Agent, as the case may be, such amounts to be held by the Trustee upon the same trusts as those upon which such amounts were held by the Issuer or such Paying Agent , as the case may be; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

     (c) Any money deposited with the Trustee or any Paying Agent, as the case may be, or then held by the Issuer in trust for the making of any payment in respect of any Note and remaining unclaimed for two years after such payment has become due and payable (if then held by the Trustee or any Paying Agent, as the case may be) shall be paid or returned to the Issuer upon request by the Issuer or (if then held by the Issuer) shall be discharged from such trust; and Noteholders shall thereafter, as unsecured general creditors, seek recourse only to the Issuer for payment thereof (unless an applicable abandoned property law designates another Person), and all liability of the Trustee or such Paying Agent, as the case may be, with respect to such trust money, and all liability of the Issuer, as trustee thereof, shall thereupon cease; provided that the Trustee or such Paying Agent, as the case may be, before being required to make any such repayment, may, at the expense of the Issuer, provide notice to Noteholders, in the manner set forth in this Section 7.04, that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 calendar days from the latest date of mailing, any unclaimed balance of such money then remaining will be repaid or redelivered to the Issuer.

     (d) The Trustee shall have no liability hereunder to the extent it permits funds to be withdrawn by the Paying Agents from funds on deposit for purposes of making payments due hereunder to the Noteholders as holders of the Notes.

     SECTION 7.05. Compensation of the Trustee and the Paying Agents and Their Lien. (a) The Issuer covenants and agrees to pay to the Trustee (all references in this Section 7.05 to the Trustee shall be deemed to apply to the Trustee in its capacities as Trustee, Registrar, New York Paying Agent, Calculation Agent and Transfer Agent) and the London Paying Agent from time to time, and the Trustee and the Paying Agents shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall be agreed to from time to time by the Issuer and the Trustee and the Paying Agents and which shall not be limited by any provision of law in regard to the compensation of a Trustee of an express trust), and, except as herein otherwise expressly provided, the Issuer will pay or reimburse the Trustee and the Paying Agents upon their respective request for all duly documented reasonable expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses, advances and disbursements of its counsel and of all persons not regularly in its employ, in each case duly documented) except any such expense or disbursement as may arise from its negligence or bad faith. The Issuer also covenants and agrees to indemnify the Trustee and the Paying Agents and any predecessor Trustee or Paying Agents for, and to defend and hold harmless the Trustee and the Paying Agents and any predecessor Trustee or Paying Agent and their officers, directors, employees, representatives and agents from and against, any loss, liability, claim, damage or expense incurred without negligence or bad faith on the part of the Trustee or the Paying Agent or any of their employees, officers or agents, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and this Indenture, including liability which the Trustee or the Paying Agents may incur as a result of failure to withhold, pay or report Taxes and including the costs and expenses of defending itself against any claim or liability in the premises and including, without limitation, any loss, liability, claim, damage or expense relating to or arising out of any Environmental Law. The obligations of the Issuer under this Section 7.05 shall constitute additional Indebtedness hereunder. In no event shall the Trustee or the Paying Agents be liable for special, indirect or consequential loss or damages whatsoever (including, but not limited to, lost profits), even if the Trustee or the Paying Agents have been advised of the likelihood of such damage and regardless of the form of action taken.

     (b) The obligations of the Issuer under this Section 7.05 shall survive payment in full of the Notes, the resignation or removal of the Trustee or the Paying Agents and the termination of this Indenture.

     (c) When the Trustee and the Paying Agent or any predecessor Trustee or Paying Agent incurs expenses or renders services in connection with the performance of its obligations hereunder (including the Trustee’s services as New York Paying Agent, if so appointed by the Issuer) after an Event of Default occurs, the expenses and compensation for such services are intended to constitute expenses of administration under applicable bankruptcy, insolvency or other similar United States federal or state law to the extent provided in Section 503(b)(5) of the Federal Bankruptcy Code.

     (d) The Trustee and the Paying Agents shall have a lien prior to the Noteholders as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee or Paying Agents pursuant to this Section 7.05, except with respect to funds held in trust for the benefit of the Noteholders holding particular Notes.

     SECTION 7.06. Right of Trustee to Rely on Officer’s Certificates and Opinions of Counsel. Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officer’s Certificate of the Issuer or an Opinion of Counsel, which shall conform to the provisions of Section 12.01. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion as set forth in Section 7.01(b)(vii) .

     SECTION 7.07. Persons Eligible for Appointment as Trustee. The Trustee hereunder shall at all times be a corporation, bank or trust company organized and doing business under the laws of the United States or any state thereof (i) which is authorized under such laws to exercise corporate trust power; (ii) is subject to supervision or examination by governmental authorities, (iii) shall have at all times a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report of condition and (iv) shall have its Corporate Trust Office in The City of New York. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.07, it shall resign immediately in the manner and with the effect specified in Section 7.08.

     SECTION 7.08. Resignation and Removal of Trustee; Appointment of Successor. (a) The Trustee, or any Trustee or Trustees hereafter appointed, may at any time resign by giving written notice to the Issuer and by giving notice of such resignation to the Noteholders in the manner provided in Section 12.04.

     (b) In case at any time any of the following shall occur with respect to any Notes:

     (i) the Trustee shall cease to be eligible under Section 7.07 and shall fail to resign after written request therefor by the Issuer or by any Noteholder,

     (ii) the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

     (iii) the Trustee fails to comply with its obligations under this Indenture.

then, in any such case, (A) the Issuer may remove the Trustee, and appoint a successor Trustee by written instrument, in duplicate, executed by an Authorized Representative of the Issuer, or (B) any Noteholder who has been a bona fide Noteholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

     (c) The Majority Noteholders at the time Outstanding may at any time remove the Trustee and appoint a successor Trustee by delivering to the Trustee so removed, to the successor Trustee so appointed and to the Issuer the evidence provided for in Section 8.01 of the action taken by the Noteholders, provided that unless a Default or Event of Default shall have occurred and be continuing, the Issuer shall consent (such consent not to be unreasonably withheld).

     (d) If the Trustee shall resign, be removed, or become incapable of acting or if a vacancy shall occur in the office of Trustee with respect to the Notes for any cause, the Issuer shall promptly appoint a successor Trustee or Trustees by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the former Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted such appointment pursuant to Section 7.09 within 30 calendar days after the mailing of such notice of resignation or removal, the former Trustee may, at the Issuer’s expense, petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Noteholder who has been a bona fide Noteholder for at least six months may, on behalf of itself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

     (e) Any resignation or removal of the Trustee and any appointment of a successor Trustee pursuant to this Section 7.08 shall become effective only upon acceptance of appointment by the successor Trustee as provided in Section 7.09.

     SECTION 7.09. Acceptance of Appointment by Successor Trustee. (a) Any successor Trustee appointed under Section 7.08 shall execute, acknowledge and deliver to the Issuer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor Trustee hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Issuer or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any such amounts then due it pursuant to the provisions of Section 7.05, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the Trustee so ceasing to act, and shall assign, transfer and deliver to such successor Trustee all property and money as may be held by such Trustee ceasing to act. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to Section 7.05.

     (b) No successor Trustee shall accept appointment as provided in this Section 7.09 unless at the time of such acceptance such successor Trustee shall be eligible under Section 7.07.

     (c) Upon acceptance of appointment by a successor Trustee, the Issuer shall give notice of the succession of such Trustee hereunder to the Noteholders in the manner provided in Section 12.04. If the Issuer fails to give such notice within 10 calendar days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer.

     SECTION 7.10. Merger, Conversion or Consolidation of Trustee. (a) Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such successor Trustee shall be eligible under the provisions of Section 7.07 hereof.

     (b) In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee, and in such cases such certificate shall have the same force under the Notes and under this Indenture as if authenticated by such predecessor Trustee; provided that the certificate of the Trustee shall have provided that the right to adopt the certificate of authentication of any predecessor Trustee or the authenticated Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     SECTION 7.11. Maintenance of Offices and Agencies. (a) There shall at all times be maintained in the Borough of Manhattan, The City of New York, and in such other Places of Payment, if any, as shall be specified for the Notes, an office or agency where Notes may be presented or surrendered for registration of transfer or exchange and for payment of principal and interest. Such office shall be initially located at the address set forth in Section 12.03 hereto. Notices and demands to or upon the Trustee in respect of the Notes or this Indenture may be served at the Corporate Trust Office. Written notice of the location of each of such other office or agency and of any change of location thereof shall be given by the Issuer to the Trustee and by the Trustee to the Noteholders in the manner specified in Section 12.04. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations, surrenders and demands may be made and notices may be served at the Corporate Trust Office.

     (b) There shall at all times be a Note Registrar and Paying Agents hereunder. In addition, at any time when any Notes remain Outstanding, the Trustee may, subject to the Issuer’s approval, appoint an Authentication and Transfer Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issuance, exchange, registration of transfer or redemption thereof or pursuant to Section 2.12, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder (it being understood that wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authentication and Transfer Agent and a certificate of authentication executed on behalf of the Trustee by an Authentication and Transfer Agent).

     (c) Any Authorized Agent shall be a bank or trust company and shall be a Person (i) organized and doing business under the laws of the United States or any State thereof, (ii) with a combined capital and surplus of at least U.S.$50,000,000, (iii) authorized under such laws to exercise corporate trust powers, subject to supervision by United States federal or state authorities and (iv) be rated at least “A2” by Moody’s. If such Authorized Agent publishes reports of its condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.11, the combined capital and surplus of such Authorized Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authorized Agent shall cease to be eligible in accordance with the provisions of this Section 7.11, such Authorized Agent shall resign immediately in the manner and with the effect specified in this Section 7.11.

     (d) The Trustee at its office specified in the first paragraph of this Indenture, is hereby appointed as New York Paying Agent, Calculation Agent and Note Registrar hereunder. Each of the New York Paying Agent, Calculation Agent and Note Registrar accepts such appointment and hereby agrees and undertakes to comply with the provisions of Section 2.21.

     (e) Any Paying Agent (other than the Trustee and JPMorgan Chase Bank, N.A., London Office) from time to time appointed hereunder shall execute and deliver to the Trustee an instrument in which said Paying Agent shall agree with the Trustee, subject to the provisions of this Section 7.11, that such Paying Agent will:

     (i) hold all sums held by it for the payment of principal of and interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

     (ii) give the Trustee within five calendar days thereafter notice of any Default by any obligor upon the Notes in the making of any such payment of principal or interest; and

     (iii) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     (f) Notwithstanding any other provision of this Indenture, any payment required to be made to or received or held by the Trustee may, to the extent authorized by written instructions of the Trustee, be made to or received or held by the New York Paying Agent in the Borough of Manhattan, The City of New York, or a London Paying Agent in London for the account of the Trustee.

     (g) Any Person into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor Person is otherwise eligible under this Section 7.11, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor Person.

     (h) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Issuer may, and at the request of the Trustee shall, at any time, terminate the agency of any Authorized Agent by giving written notice of such termination to the Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section 7.11 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Issuer shall promptly appoint one or more qualified successor Authorized Agents approved by the Trustee to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 7.11. The Issuer shall give written notice of any such appointment to all Noteholders as their names and addresses appear on the Note Register.

     (i) The Issuer initially appoints JPMorgan Chase Bank, N.A., London Office, as London Paying Agent in connection with the Notes. The London Paying Agent accepts such appointment and hereby agrees and undertakes to comply with the provisions of Section 2.21.

     (j) If the Notes are listed on any securities exchange, the Issuer will satisfy any requirement at such securities exchange as to paying agents.

     SECTION 7.12. Trustee Risk. None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it. Whether or not expressly provided herein, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to Section 7.01.

     SECTION 7.13. Appointment of Co-Trustee. (a) It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as Trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or any Transaction Document, and in particular in case of the enforcement of any such document on default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint, subject to the Issuer’s approval, an additional institution as a separate or co-Trustee. The following provisions of this Section 7.13 are adopted to these ends.

     (b) In the event that the Trustee appoints an additional institution as a separate or co-Trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vested in such separate or co-Trustee but only to the extent necessary to enable such separate or co-Trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-Trustee shall run to and be enforceable by either of them.

     (c) Should any instrument in writing be required by the separate Trustee or co-Trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate Trustee or co-Trustee, or a successor to either, shall cease to exist, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate Trustee or co-Trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new Trustee or successor to such separate Trustee or co-Trustee.

     (d) Every separate Trustee and co-Trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

     (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate Trustee or co-Trustee jointly (it being understood that such separate Trustee or co-Trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to any property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Trustee or co-Trustee, but solely at the direction of the Trustee;

     (ii) no Trustee hereunder shall be personally liable by reason of any act or omission of any other Trustee hereunder;

     (iii) the Trustee may at any time accept the resignation of or remove any separate Trustee or co-Trustee; and

     (iv) each co-Trustee appointed hereunder shall at all times be a bank that complies with the eligibility requirements set forth in Section 7.07.

     SECTION 7.14. Knowledge of Default. The Trustee is not to be charged with knowledge of any Default or Event of Default or knowledge of any cure of any Default or Event of Default unless either (i) a Responsible Officer of the Trustee has actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default has been given to the Trustee by the Issuer or any Noteholder. If a Default or Event of Default occurs and is continuing, and if the Trustee has actual knowledge thereof, as determined pursuant to this Section 7.14, the Trustee shall transmit to each Noteholder notice of the Default or Event of Default by the earlier of 90 calendar days after it occurs or 30 calendar days after the Trustee has knowledge of such Default or Event of Default.

ARTICLE VIII

CONCERNING THE NOTEHOLDERS

     SECTION 8.01. Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders (collectively, an “Act” of such Noteholders, which term shall also refer to the instruments or record evidencing or embodying the same) may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Noteholders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Noteholders duly called and held in accordance with the provisions of Article IX, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record, or both, are delivered to the Trustee and, when it is specifically required herein, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 8.01. The record of any meeting of Noteholders shall be proved in the manner provided in Section 9.05.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to such officer the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer, and where such execution is by an officer of a corporation or association or of the Issuer, on behalf of such corporation, association or the Issuer, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner, which the Trustee deems sufficient.

     (c) The ownership of the Notes, the principal amount and serial numbers of Notes held by any Person and the date or dates of holding the same shall be proved by the Note Register and the Trustee shall not be affected by notice to the contrary.

     (d) Any act of any Noteholder (i) shall bind the holder of such Note and every future Noteholder of the same Note and the Noteholder of every Note issued upon the transfer thereof or the exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Note and whether or not such Noteholder has given its consent (unless required under this Indenture) to such Act or was present at any duly held meeting, and (ii) shall be valid notwithstanding that such Act is taken in connection with the transfer of such Note to any other Person, including the Issuer or any Affiliate thereof.

     (e) Until such time as written instruments shall have been delivered to the Trustee with respect to the requisite percentage of principal amount of Notes for the Act contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Noteholder may be revoked with respect to any or all of such Notes by written notice by such Noteholder (or its duly appointed agent) or any subsequent Noteholder (or its duly appointed agent), proven in the manner in which such instrument was proven unless such instrument is by its terms expressly irrevocable.

     (f) Notes authenticated and delivered after any Act of Noteholders may, and shall if required by the Issuer, bear a notation in form approved by the Issuer as to any action taken by such Act of Noteholders. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Issuer, to such action, may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

     (g) The Issuer may but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to sign any instrument evidencing or embodying an Act of the Noteholders. If a record date is fixed, those Persons who were Noteholders at such record date (or their duly appointed agents), and only those Persons, shall be entitled to sign any such instrument evidencing or embodying an Act of Noteholders or to revoke any such instrument previously signed, whether or not such Persons continue to be Noteholders after such record date. No such instrument shall be valid or effective if signed more than 90 calendar days after such record date, and may be revoked as provided in paragraph (e) above.

     SECTION 8.02. Notes Owned by Issuer and Affiliates Deemed Not Outstanding. In determining whether the Noteholders holding the requisite aggregate principal amount of Notes have concurred in any request, demand, authorization, direction, notice, consent and waiver or other act under this Indenture, Notes which are owned by the Issuer or any Affiliate of the Issuer shall be disregarded and deemed not to be Outstanding for the purpose of any such determination except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Notes for which a Responsible Officer of the Trustee has received written notice of such ownership as conclusively evidenced by the Note Register shall be so disregarded. The Issuer shall furnish the Trustee, upon its reasonable request, with a list of such Affiliates. In case of a dispute as to such right, any decision by the Trustee, taken upon the advice of counsel, shall be full protection to the Trustee.

ARTICLE IX

NOTEHOLDERS’ MEETINGS

     SECTION 9.01. Purposes for Which Noteholders’ Meetings May Be Called. A meeting of Noteholders may be called at any time and from time to time pursuant to this Article for any of the following purposes:

     (a) to give any notice to the Issuer or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to Article VI;

     (b) to remove the Trustee and appoint a successor Trustee pursuant to Article VII;

     (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to Section 10.01; or

     (d) to take any other action authorized to be taken by or on behalf of the Noteholders holding any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

     SECTION 9.02. Trustee, Issuer and Noteholders May Call Meeting. The Trustee, the Issuer and the Noteholders may call a meeting of the Noteholders at any time by giving notice thereof as provided in Section 12.04. In case the Issuer or the Noteholders holding at least 10% in aggregate principal amount of the Notes then Outstanding shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in general terms the action proposed to be taken at the meeting, and the Trustee shall not have made the mailing of the notice of such meeting within 20 calendar days after receipt of such request, then the Issuer or such Noteholders, in the amount above specified, may determine the time and the place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting to take any action authorized in Section 9.01 by giving notice thereof as provided in Section 12.04. Notice of every meeting of the Noteholders shall set forth the time and place of such meeting and, in general terms, the action proposed to be taken at such meeting and shall be given not less than 30 nor more than 60 calendar days prior to the date fixed for the meeting.

     SECTION 9.03. Persons Entitled to Vote at Meeting. To be entitled to vote at any meeting of Noteholders, a person shall be (a) a Noteholder of one or more Notes with respect to which such meeting is being held or (b) a person appointed by an instrument in writing as proxy for the Noteholder or Noteholders of such Notes by a Noteholder of one or more such Notes. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

     SECTION 9.04. Determination of Voting Rights; Conduct and Adjournment of Meeting. (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 8.01 or other proof. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 8.01 and the appointment of any proxy shall be proved in the manner specified in said Section 8.01 or by having the signature of the person executing the proxy witnessed or guaranteed by any bank, banker, trust company or firm satisfactory to the Trustee.

     (b) The Issuer or the Noteholders calling the meeting, as the case may be, shall appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Noteholders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote.

     (c) Subject to the provisions of Section 8.02, at any meeting each Noteholder proxy shall be entitled to one vote for each S/.1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to Section 9.02 may be adjourned from time to time, and the meeting may be held as so adjourned upon notice as set forth in Section 9.02. At any meeting, the presence of persons holding or representing Notes with respect to which such meeting is being held in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; but, if less than a quorum be present, the persons holding or representing a majority of the Notes represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

     SECTION 9.05. Counting Votes and Recording Action of Meeting. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballots on which shall be subscribed the signatures of the Noteholders or of their representatives by proxy and the serial numbers and principal amounts of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting. The record shall show the serial numbers of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting, and one of the duplicates shall be delivered to the Issuer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE X

SUPPLEMENTAL INDENTURES

     SECTION 10.01. Supplemental Indenture with Consent of Noteholders. (a) With the consent of the Majority Noteholders, the Issuer may, and the Trustee, subject to Sections 11.03 and 11.04, shall, enter into an indenture or indentures supplemental hereto for the purpose of amending the provisions of this Indenture; provided, however, that without the consent of the Noteholder of each Outstanding Note directly affected thereby, no such supplemental indenture shall (with respect to any Notes held by the non-consenting Noteholder of such Notes):

     (i) change the maturity of any payment of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon, or change the method of computing the amount of principal thereof or interest payable thereon on any date or change any place of payment where, or the coin or currency in which, the principal of or interest (including Additional Amounts) on any Note is payable, or impair the right of the Noteholders to institute suit for the enforcement of any such payment on or after the maturity or the date of payment, as the case may be, thereof (or, in the case of redemption or repayment, on or after the Early Tax Redemption Date or the Payment Date, as the case may be); or

     (ii) reduce the percentage in aggregate principal amount of the Outstanding Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with the provisions of this Indenture or Defaults hereunder and their consequences, provided for in this Indenture; or

     (iii) modify any of the provisions of this Section or Section 6.04, except to increase any such percentage or to provide that any other provisions of this Indenture cannot be modified or waived without the consent of each Noteholder; or

     (b) Upon receipt by the Trustee of an Officers’ Certificate and such other documentation as the Trustee may reasonably require and upon the filing with the Trustee of evidence of the Act of said Noteholders, the Trustee shall join in the execution of such supplemental indenture or other instrument, as the case may be, subject to the provisions of Sections 10.03 and 10.04.

     (c) It shall not be necessary for any Act of Noteholders under this Section 10.01 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     (d) The Issuer shall deliver notice to the Rating Agency, if any, of any indenture or supplemental indenture or any amendment to be executed pursuant to this Section 10.01 prior to the execution of such indenture or supplemental indenture or such amendment.

     SECTION 10.02. Supplemental Indentures Without Consent of Noteholders. Notwithstanding anything to the contrary provided for in Section 10.01 hereof, the Issuer, at any time and from time to time, may, without the consent of the Noteholders, enter into one or more indentures supplemental hereto in form satisfactory to the Trustee for any of the following purposes:

     (a) to establish the form and terms of Notes permitted by Sections 2.01 and 2.05; or

     (b) to evidence the succession of another entity to the Issuer and the assumption by any such successor of the covenants of the Issuer herein contained; or

     (c) to evidence the succession of a new Trustee hereunder pursuant to Section 7.09; or

     (d) to add further covenants of the Issuer and any restrictions, conditions or provisions as the Issuer shall consider to be for the protection of the Noteholders, and to make the occurrence, or the occurrence and continuance of a default in any such covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; or

     (e) to convey, transfer and assign to the Trustee properties or assets to secure the Notes, and to correct or amplify the description of any property at any time subject to the Transaction Documents or to assure, convey and confirm unto the Trustee any property subject or required to be subject to the Transaction Documents; or

      (f) to permit or facilitate the issuance of Notes in uncertificated form;

     (g) to make any change that would not have an adverse effect on the Noteholders in a material respect; or

     (h) to cure any ambiguity, to correct or supplement any provision in the Transaction Documents that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interest of the Noteholders in any material respect.

     SECTION 10.03. Execution of Supplemental Indentures. In executing supplemental indentures permitted by this Article X or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, in addition to the documents required by Section 12.01, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and all conditions precedent to the execution of such supplemental indenture have been met. The Trustee may, but shall not be obligated to, enter into any supplemental indentures which affect the Trustee’s own rights, duties or immunities under this Indenture, the Notes or otherwise.

     SECTION 10.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article X, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Noteholder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     SECTION 10.05. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article X may, and shall if required by the Issuer, bear a notation in form approved by the Issuer as to any matter provided for in such supplemental indenture; and, in such case, suitable notation may be made upon Outstanding Notes after proper presentation and demand. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Issuer and the Trustee, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

ARTICLE XI

SATISFACTION AND DISCHARGE

     SECTION 11.01. Satisfaction and Discharge of Notes. (a) The Notes shall, on or prior to the Maturity Date thereof, be deemed to have been paid for all purposes of this Indenture, and the entire indebtedness of the Issuer in respect of this Indenture and the Notes shall be deemed to have been satisfied and discharged, upon satisfaction of the following conditions:

     (i) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee, in trust, money in an amount which shall be sufficient to pay when due the principal of and interest due and to become due on the Notes on or prior to the Maturity Date or upon redemption;

     (ii) if any such deposit of money shall have been made prior to the Maturity Date or the Early Tax Redemption Date of such Notes, as the case may be, the Issuer shall have delivered to the Trustee an Issuer Order stating that such money shall be held by the Trustee, in trust;

     (iii) in the case of redemption of Notes, the Issuer Order with respect to such redemption pursuant to Article III shall have been given to the Trustee; and

     (iv) there shall have been delivered to the Trustee an Opinion of Counsel to the effect that such satisfaction and discharge of the indebtedness of the Issuer with respect to the Notes shall not be deemed to be, or result in, a taxable event with respect to the Noteholders for purposes of United States federal income taxation unless the Trustee shall have received documentary evidence that each Noteholder either is not subject to, or is exempt from, United States federal income taxation.

     (b) Upon satisfaction of the aforesaid conditions with respect to the Notes, the Trustee shall, upon receipt of an Issuer Order, execute proper instruments acknowledging satisfaction and discharge of the Notes.

     (c) In the event that Notes which shall be deemed to have been paid as provided in this Section 11.01 do not mature and are not to be redeemed within the 60-calendar-day period commencing on the date of the deposit with the Trustee of moneys, the Issuer shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Notes, to such Noteholders to the effect that such Notes are deemed to have been paid and the circumstances thereof.

     (d) Notwithstanding the satisfaction and discharge of any Notes as aforesaid, the obligations of the Issuer and the Trustee in respect of such Notes under Sections 2.12, 2.13 and 7.5 and this Article XI shall survive.

     SECTION 11.02. Satisfaction and Discharge of Indenture. (a) This Indenture shall upon the Issuer Order cease to be of further effect (except as hereinafter expressly provided), and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

      (i) either:

     (A) all Notes theretofore authenticated and delivered (other than (1) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.13 and (2) Notes deemed to have been paid in accordance with Section 11.01) have been delivered to the Trustee for cancellation; or

     (B) all Notes not theretofore delivered to the Trustee for cancellation shall be deemed to have been paid in accordance with Section 11.01;

      (ii) all other sums due and payable hereunder have been paid; and

     (iii) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     (b) Upon satisfaction of the aforesaid conditions, the Trustee shall, upon receipt of an Issuer Order, execute proper instruments acknowledging satisfaction and discharge of the Indenture and take all other action reasonably requested by the Issuer to evidence the termination of any and all Liens created by or with respect to this Indenture.

     (c) Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of the Issuer and the Trustee under Sections 2.12, 2.13, and 7.05 and this Article XI shall survive.

     (d) Upon satisfaction and discharge of this Indenture as provided in this Section 11.02, the Trustee shall assign, transfer and turn over to or upon the order of the Issuer, any and all money, securities and other property then held by the Trustee for the benefit of the Noteholders, other than money deposited with the Trustee pursuant to Section 11.01(a) and interest and other amounts earned or received thereon.

     SECTION 11.03. Application of Trust Money. The money deposited with the Trustee pursuant to Section 11.01 shall not be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and interest on the Notes or portions of principal amount thereof in respect of which such deposit was made.

ARTICLE XII

DEFEASANCE

     SECTION 12.01. Issuer’s Option to Effect Defeasance or Covenant Defeasance. The Issuer may at its option by a Board Resolution, at any time, elect to have either Section 12.02 or Section 12.03 applied to the Notes upon compliance with the conditions set forth below in this Article XII.

     SECTION 12.02. Defeasance and Discharge. Upon the Issuer’s exercise of the option provided in Section 12.01 to have this Section 11.02 applied to all the Notes, the Issuer shall be deemed to have been discharged from its obligations with respect to the Notes Outstanding on the date the conditions in Section 12.04 are satisfied (a “Defeasance”). For this purpose, such Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under the Notes and this Indenture, including the provisions of Article XII (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same) except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of such Noteholders to receive, solely from the trust fund described in Section 12.04 and as more fully set forth in such Section, payments in respect of the principal of and interest (including any Additional Amounts) on the Notes when such payments are due, (b) the Issuer’s obligations with respect to such Notes under Sections 2.12, 2.13, 2.14, 2.15, 6.10, 8.04, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this Article XII and the Issuer’s obligations to the Trustee under Section 12.05. Subject to compliance with this Article XII, the Issuer may exercise its option under this Section 12.02 notwithstanding the prior exercise of its option under Section 13.03.

     SECTION 12.03. Covenant Defeasance. Upon the Issuer’s exercise of the option provided in Section 12.01 to have this Section 12.03 applied to the Notes, the Issuer shall be released from its obligations under Article VI with respect to the Notes and the occurrence of an event with respect to such Notes specified in Article VI (except with respect to Section 5.01(a), (b), (f) and (g), shall not be deemed to be an Event of Default on and after the date the conditions set forth in Section 12.04 are satisfied (a “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to the Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or clause, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or clause or by reason of any reference in any such Section or clause to any other provision herein or in any other document, but the remainder of this Indenture shall be unaffected thereby.

     SECTION 12.04. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 12.02 or Section 12.03 to the then Outstanding Notes:

     (a) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee in trust for the purpose of making the following payments specifically pledged as security for, and dedicated solely to, the benefit of the Noteholders, Nuevos Soles, in an amount which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one calendar day before the due date of any payment, money in an amount sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying Trustee) to pay and discharge, the principal of and each installment of interest (including Additional Amounts) on the Notes on the Maturity Date of such principal of or installment of interest (including Additional Amounts) in accordance with the terms of this Indenture and the Notes.

     (b) In the case of an election under Section 12.02, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable United States federal income tax law or the interpretation thereof, in either case to the effect that, and based thereon such opinion shall confirm that, the Noteholders will not recognize gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred.

     (c) In the case of an election under Section 12.03, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize gain or loss for United States federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to United States federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit and Covenant Defeasance had not occurred.

     (d) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsections 6.1(h) and (i) inclusive are concerned, at any time during the period ending on the 121st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

     (e) Such Defeasance or Covenant Defeasance shall not (i) cause the Trustee to have a conflicting interest for the purposes of the Trust Indenture Act with respect to any securities of the Issuer or (ii) result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuer is a party or by which it is bound.

     (f) The Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that payment of amounts deposited in trust with the Trustee as provided in clause (a) hereof will not be subject to future taxes, duties, fines, penalties, assessments or other governmental charges imposed, levied, collected, withheld or assessed by, within or on behalf of Peru, except to the extent that Additional Amounts in respect thereof shall have been deposited in trust with the Trustee as provided in clause (a) hereof.

     (g) The Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent provided for relating to either the Defeasance under Section 11.02 or the Covenant Defeasance under Section 12.03, as the case may be, have been complied with.

     (h) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended.

     SECTION 12.05. Deposited Money to Be Held in Trust; Other Miscellaneous Provisions. (a) Subject to the provisions of Section 7.04, all money deposited with the Trustee pursuant to Section 12.04 in respect of the Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own New York Paying Agent) as the Trustee may determine, to the Noteholders, of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

     (b) The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money deposited pursuant to Section 12.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Noteholders.

     (c) Anything in this Article XII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon request any money held by it as provided in Section 12.04 which, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

     SECTION 12.06. Reinstatement. If the Trustee or the New York Paying Agent (if different from the Trustee) or London Paying Agent, as the case may be, is unable to apply any money in accordance with Section 11.02 or 11.3 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article XI until such time as the Trustee or New York Paying Agent or London Paying Agent, as the case may be, is permitted to apply all such money in accordance with Section 12.02 or 12.03; provided, however, that if the Issuer makes any payment of principal of or interest on or Additional Amounts in respect of the Notes following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Noteholders to receive such payment from the money held by the Trustee or the New York Paying Agent or London Paying Agent, as the case may be.

ARTICLE XIII

MISCELLANEOUS

     SECTION 13.01. Compliance Certificates and Opinions. (a) Except as otherwise expressly provided by this Indenture, upon any application or request by the Issuer to the Trustee that the Trustee take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and, if so requested by the Trustee, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any particular application or request as to which the furnishing of documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (i) a statement that each individual signing such certificate or opinion has read such covenant or condition;

     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (iii) a statement that, in the opinion of each such individual, such examination or investigation has been made as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     (c) With the delivery of this Indenture, the Issuer is furnishing to the Trustee, and from time to time thereafter may furnish, an Officer’s Certificate identifying and certifying the incumbency and specimen signatures of the Authorized Representatives. Until the Trustee receives a subsequent Officer’s Certificate, the Trustee shall be entitled to conclusively rely on the last such Officer’s Certificate delivered to it for purposes of determining the Authorized Representatives of the Issuer.

     SECTION 13.02. Form of Documents Delivered to Trustee. (a) In any case where several matters are required to be certified by, or covered by an opinion of any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     (b) Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows or has reason to believe that the certificate or opinion or representations with respect to the matters upon which such Officer’s Certificate or opinion is based are erroneous or otherwise inaccurate. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, an Authorized Representative of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows that the certificate or representations with respect to such matters are erroneous.

     (c) Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.

     (d) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION 13.03. Notices, etc. to Trustee. Any notice to be provided or any Act of Noteholders or other document required or permitted by this Indenture shall be deemed to have been made or given, as applicable, only if such notice is in writing and delivered personally, or by registered or certified first-class United States mail with postage prepaid and return receipt requested, or made, given or furnished in writing by confirmed telecopy or facsimile transmission, or by prepaid courier service to the appropriate party as set forth below:

Trustee,	JPMorgan Chase Bank, N.A.
New York Paying	4 New York Plaza
Agent, Calculation	15th Floor
Agent, Note	New York, New York 10004
Registrar,	Attention: World Wide Securities Services
Authentication and	Telecopier No.: 1-212-623-6207
Transfer Agent:	Telephone No.: 1-212-623-5159

London Paying	JPMorgan Chase Bank, N.A., London Office
Agent:	1 Chaseside, Ground 380B
Bournemouth, Dorset, BH7 7DA, England Telecopier No.:44(0)1202343392 Telephone No.: 44(0)1202347601

Issuer:	Telefónica del Perú S.A.A.
Avenida Arequipa 1155 Santa Beatriz, Lima, Peru Attention: Julia Maria Morales Valentin, General Counsel Telecopier: 511-210-1026 Telephone: 511-419-0520

Any party may change its address by giving notice of such change in the manner set forth herein. Any notice given to a party by mail or by courier shall be deemed delivered upon receipt thereof (unless the party refuses to accept delivery, in which case the party shall be deemed to have accepted delivery upon presentation). Any notice given to a party by telecopy or facsimile transmission shall be deemed effective on the date it is actually sent to the intended recipient by confirmed telecopy or facsimile transmission to the telecopier number specified above.

     SECTION 13.04. Notices to Noteholders; Waiver. (a) Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Noteholder, at its address as it appears in the Note Register, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice. Where this Indenture provides for notice, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

     (b) The Issuer shall publish notices in a leading daily newspaper of general circulation in London for so long as the Notes are listed on the LSE and the rules of the LSE so require. A notice shall be deemed given on the date of its first publication.

     SECTION 13.05. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 13.06. Successors and Assigns. All covenants, agreements, representations and warranties in this Indenture by the Trustee and the Issuer shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

     SECTION 13.07. Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 13.08. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 13.09. Legal Holidays. In any case where the Early Tax Redemption Date or any Payment Date with respect to any Note or of any installment of principal thereof or payment of interest thereon, or any date on which any defaulted interest is proposed to be paid, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or such Note) payment of interest and/or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Early Tax Redemption Date or on the Payment Date, or on the date on which the defaulted interest is proposed to be paid, and, except as provided in any Supplemental Indenture setting forth the terms of such Note, if such payment is timely made, no interest shall accrue for the period from and after such Early Tax Redemption Date or Payment Date, or date for the payment of defaulted interest, as the case may be, to the date of such payment.

     SECTION 13.10. Currency Rate Indemnity. (a) If a judgment or order made by any court for the payment of any amount in respect of any Notes is expressed in a currency other than U.S. dollars, the Issuer will indemnify the relevant Noteholder against any deficiency arising from any variation in rates of exchange between the date as of which the U.S. dollars currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment.

     (b) The above indemnity will constitute a separate and independent obligation from the Issuer’s other obligations under the Transaction Documents, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due under the Transaction Documents.

     SECTION 13.11. Governing Law. This Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 13.12. Waiver of Jury Trial. THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE ACTIONS OF THE TRUSTEE IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

     SECTION 13.13. Waiver of Immunity. This Indenture and any other documents delivered pursuant hereto, and any actions taken hereunder, constitute commercial acts by the Issuer. The Issuer irrevocably and unconditionally and to the fullest extent permitted by law, waives, and agrees not to plead or claim, any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) for itself of any of its property, assets or revenues wherever located with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture or any document delivered pursuant hereto, in each case for the benefit of each assigns, it being intended that the foregoing waiver and agreement will be effective, irrevocable and not subject to withdrawal in any and all jurisdiction, and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 13.13 shall have the fullest scope permitted under the United States Foreign Sovereign Immunities Act of 1976 and are intended to be irrevocable for the purposes of such act.

     SECTION 13.14. Submission to Jurisdiction, etc. (a) The Issuer and the Trustee irrevocably submit to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the City of New York, New York, United States, and any appellate court from any thereof, in any suit, action or proceeding arising out of the Transaction Documents, or for recognition or enforcement of any judgment, and the Issuer and the Trustee hereby irrevocably and unconditionally agree that all claims in respect of such action or proceeding may be heard and determined in any such court of the State of New York or, to the extent permitted by law, in such federal court. The Issuer and the Trustee irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer and the Trustee agree that final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in the Transaction Documents shall affect any right that any party may otherwise have to bring any action or proceeding relating to the Transaction Documents in the courts of any jurisdiction.

     (b) The Issuer hereby irrevocably appoints and empowers JPMorgan Chase Bank, N.A., located at 4 New York Plaza, 15th Floor, New York, NY 10004, as its authorized agent (the “Process Agent”) to accept and acknowledge for and on its behalf and on behalf of its property service of any and all legal process, summons, notices and documents which may be served in any such suit, action or proceeding in any New York state court or United States federal court sitting in The City of New York, New York, United States and any appellate court from any thereof, which service may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. The Issuer will take any and all action necessary to continue such designation in full force and effect and to advise the Trustee of any change of address of such Process Agent; should such Process Agent become unavailable for this purpose for any reason, the Issuer will promptly and irrevocably designate a new Process Agent within New York, New York, which will agree to act as such, with the powers and for the purposes specified in this subsection (b). The Issuer irrevocably consents and agrees to the service and any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by hand delivery, to it at its address set forth in Section 13.03 or to any other address of which it shall have given notice pursuant to

Section 13.03 or to its Process Agent. Service upon the Issuer or the Process Agent as provided for herein will, to the fullest extent permitted by law, constitute valid and effective personal service upon it and the failure of the Process Agent to give any notice of such service to the Issuer shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

     SECTION 13.15. Execution in Counterparts. This Indenture and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by telecopier shall be effective as delivery of an original executed counterpart of this Indenture.

     SECTION 13.16. Entire Agreement. This Indenture, together with the Notes, sets forth the entire agreement of the parties hereto with respect to the subject matter hereof.

      IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

TELEFÓNICA DEL PERÚ S.A.A.
as Issuer

By:	/s/ Fermín Álvarez Carril

	Name:	Fermín Álvarez Carril
	Title:	Chief Financial Officer

By:	/s/ Manuel Lara Gómez

	Name:	Manuel Lara Gómez
	Title:	Managing Director of Internal Audit

JPMORGAN CHASE BANK, N.A.,
as Trustee, Registar, New York Paying Agent, Calculation Agent and Transfer Agent,

By:	/s/ Lesley Daley

	Name:	Lesley Daley
	Title:	Assistant Vice President

JPMORGAN CHASE BANK, N.A. BANK, N.A.,
London Office as London Paying Agent

By:	/s/ Lesley Daley

	Name:	Lesley Daley
	Title:	Assistant Vice President

EXHIBIT A

[FORM OF NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT). THE NOTES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT EITHER: (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A QUALIFIED INSTITUTIONAL BUYER (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; OR (B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT); (2) AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY: (A) TO THE ISSUER; (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR (C) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(B) ABOVE OR (2)(C) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THE NOTES. THE FOREGOING LEGENDS MAY BE REMOVED FROM THIS NOTE ONLY ON THE CONDITIONS SPECIFIED IN THE INDENTURE REFERRED TO BELOW.

TELEFÓNICA DEL PERÚ S.A.A.

8.000% Senior Notes Due 2016

No.

ISIN No.:
Common Code:

Principal Amount: S/.
Issuance Date:

     This Note is one of a duly authorized issue of Notes of Telefónica del Perú S.A.A., a sociedad anónima abierta organized and existing under the laws of the Republic of Peru (the “Issuer”), designated as its 8.000% Senior Notes due April 11, 2016 (the “Notes”), issued in an initial aggregate principal amount of S/.754,050,000 under an indenture (the “Indenture”) dated as of October 11, 2005, among the Issuer, JPMorgan Chase Bank, N.A., as Trustee (the “Trustee”, which term includes any successor Trustee under the Indenture) and JPMorgan Chase Bank, N.A., London Office, as London Paying Agent, to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Issuer, the Trustee and the Noteholders, and of the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     The Issuer, for value received, hereby promises to pay to JPMorgan Chase Bank, N.A., as common depositary for Euroclear and Clearstream, or its registered assigns and the holder of record of this Note (the “Noteholder”), the principal amount stated above in equal semiannual installments on April 11 and October 11, commencing on October 11, 2013 and ending on April 11, 2016 (each a “Principal Payment Date”), or on such earlier date as the principal hereof may become due in accordance with the provisions of the Indenture, upon presentation and surrender hereof, at the office or agency of the Trustee referred to below.

     The Issuer promises to pay interest on the outstanding principal amount hereof from the Issuance Date, or from the most recent Payment Date to which interest has been paid or duly provided for, at the rate of 8.000% per annum for each Interest Period (the “Note Rate”), semiannually in arrears on April 11 and October 11 of each year during which any portion of the Notes shall be Outstanding (each, an “Interest Payment Date”), commencing on April 11, 2006.

     Notwithstanding anything herein to the contrary, to the extent that the Issuer does not pay interest or principal on any Payment Date, (i) interest shall accrue (during the Grace Period, and so long as no Event of Default has occurred and is continuing) on the amount of interest due on such Payment Date at a rate equal to the Note Rate in effect on the date hereof and (ii) after giving effect to any applicable Grace Period, to the fullest extent permitted by law, interest shall accrue on the amount of any principal interest, fee, Additional Amounts, or other amount payable under the Indenture and this Note that is not paid when due, from the date such amount was due until such amount shall be paid in full, excluding the date of payment, at a rate equal to the Default Rate.

     The Issuer will pay all amounts with respect to the principal of and interest on the Notes in U.S. dollars, as calculated by the Calculation Agent by translating the nuevos soles amount into U.S. dollars at the Average Representative Market Rate on the applicable Rate Calculation Date, to the Person in whose name the Note is registered at the close of business on the relevant Record Date.

     Payment of the principal of and interest and other amounts on this Note will be payable by wire transfer to a U.S. dollar account maintained by the Noteholder holding this Note as reflected in the Note Register. In the event the date for any payment of the principal of or interest and other amounts on any Note is not a Business Day, then payment will be made on the next Business Day with the same force and effect as if made on the nominal date of any such date for such payment and no additional interest will accrue on such payment as a result of such payment being made on the next succeeding Business Day. Interest accrued with respect to this Note shall be calculated based on a 360-day year of twelve 30-day months.

     This Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to interests, rights, benefits, obligations, proceeds, and duties evidenced hereby.

     The Note is subject to redemption by the Issuer on the terms and conditions specified in the Indenture.

     If an Event of Default shall occur and be continuing, the outstanding principal amount of the Note shall become or may be declared due and payable in the manner and with the effect provided in the Indenture.

     Modifications of the Indenture may be made by the Issuer and the Trustee only to the extent and in the circumstances permitted by the Indenture.

     The Note shall be issued only in fully registered form, without coupons. All Notes will be issued only in denominations of S/.330,000 and integral multiples of S/.100 in excess thereof.

     Prior to and at the time of due presentment of this Note for registration of transfer, the Issuer, the Trustee, the Note Registrar and any agent of the Issuer, the Registrar or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Trustee, the Note Registrar nor any agent thereof shall be affected by notice to the contrary.

     Unless the certificate of authentication hereon has been duly executed by the Authenticating Agent by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

TELEFÓNICA DEL PERÚ S.A.A.

By:

Name:
Title:

By:

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK, N.A.,
as Trustee

By:

Authorized Officer

ASSIGNMENT FORM

For value received

hereby sells, assigns and transfers unto

(Please insert social security or

other identifying number of assignee)

(Please print or type name and address,

including zip code, of assignee)

the within Note and does hereby irrevocably constitute and appoint _____________ Attorney to transfer the Note on the books of the Note Registrar with full power of substitution in the premises.

Date:	Your Signature:

(Sign exactly as your name
appears on the face of this
Note)

EXHIBIT B

FORM OF AUTHENTICATION AND DELIVERY ORDER

JPMorgan Chase Bank, N.A.,
as Trustee
4 New York Plaza, 15th floor
New York, New York 10004

Ladies and Gentlemen:

     Pursuant to Section 2.02 of the Indenture dated as of October 11, 2006 (the “Indenture”) by and between Telefónica del Perú S.A.A., as Issuer and JPMorgan Chase Bank, N.A., as Trustee, you are hereby ordered in your capacity as Trustee to authenticate the Global Notes representing S/.754,050,000 aggregate principal amount of the Issuer’s 8.000% Senior Notes due 2016, which were heretofore duly executed by the proper Authorized Representative of the Issuer and delivered to you as provided in the Indenture and to hold the Notes in your capacity as custodian for the Common Depositary. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture.

Date: October 11, 2005

TELEFÓNICA DEL PERÚ S.A.A.

By:

Name:
Title:

By:

Name:
Title:

B-1

EXHIBIT C

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
TRANSFERS PURSUANT TO REGULATION S

[Date]

JPMorgan Chase Bank, N.A.,
as Trustee
4 New York Plaza, 15th floor
New York, New York 10004

Re:	Telefónica del Perú S.A.A.
8.000% Senior Notes due 2016 (the “Notes”)

Ladies and Gentlemen:

     Reference is hereby made to the Indenture, dated as of October 11, 2005 (as amended and supplemented from time to time, the “Indenture”), between Telefónica del Perú S.A.A. (the “Company”), as issuer, JPMorgan Chase Bank, N.A., as Trustee and JPMorgan Chase Bank, N.A., London Office, as London Paying Agent. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

     In connection with our proposed sale of S/.          aggregate principal amount of the Notes [in the case of a transfer of an interest in a Global Note: which represent an interest in a Global Note beneficially owned by] [in the case of a transfer of a certificated Note: held in the name of] the undersigned (“Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

      (a) the offer of the Notes was not made to a person in the United States;

     (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States (within the meaning of Regulation S) or (ii) the transaction is being executed in, on or through the facilities of a designated off-shore securities market (within the meaning of Regulation S) and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

     (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

     (d) if the transfer is being effected in accordance with Rule 903 under the Securities Act, the requirements of Rule 903(b)(2) have been satisfied;

C-1

     (e) if the transfer is being effected in accordance with Rule 904 under the Securities Act, we are not a distributor of the Notes, an affiliate of the Company, an affiliate of any distributor of the Notes or a person acting on behalf of any of the foregoing;

     (f) if the transfer is being effected in accordance with Rule 904 under the Securities Act and we are a dealer in Notes or have received a selling concession, fee or other remuneration in respect of the Notes transferred hereby, and the transfer is to occur during the Distribution Compliance Period, then the requirements of Rule 904(b)(1) have been satisfied;

     (g) if the transfer is being effected in accordance with Rule 904 under the Securities Act and we are an affiliate of the Company or of a distributor solely by virtue of holding a position as an officer or director of such person, then the requirements of Rule 904(b)(2) have been satisfied;

     (h) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

     (i) we are the beneficial owner of the principal amount of Notes being transferred.

     In addition, if the sale is made during the period ending forty (40) days after the original issuance of the Notes and the transferee will take delivery in the form of a beneficial interest in the Global Note, such beneficial interest will be held immediately after such transfer only in or through accounts maintained at the Common Depositary by Euroclear or Clearstream (or by agent members acting for the account thereof).

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:____________________________

_______________________________
[Authorized Signature]

C-2

EXHIBIT D

FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO
QUALIFIED INSTITUTIONAL BUYERS (QIBS)

[Date]

JPMorgan Chase Bank, N.A.,
as Trustee
4 New York Plaza, 15th floor
New York, New York 10004

Re:	Telefónica del Perú S.A.A.
8.000% Senior Notes due 2016 (the “Notes”)

Ladies and Gentlemen:

     Reference is hereby made to the Indenture, dated as of October 11, 2005 (as amended and supplemented from time to time, the “Indenture”), between Telefónica del Perú S.A.A. (the “Company”), as issuer, JPMorgan Chase Bank, N.A., as Trustee and JPMorgan Chase Bank, N.A., London Office, as London Paying Agent. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

     This letter relates to S/.          aggregate principal amount of Notes [in the case of a transfer of an interest in a Global Note: which represents an interest in a Global Note beneficially owned by] [in the case of a transfer of a certificated Note: which are held in the name of] the undersigned (the “Transferor”) to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Global Note.

     In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction. The Transferor and any person acting on its behalf have taken reasonable steps to ensure that the transferee is aware that the Transferor may be relying on Rule 144A in connection with the transfer.

D-1

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,
[Name of Transferor]
By:____________________________
Authorized Signature

D-2